EXHIBIT 10.1

 ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (this “Agreement”), dated as of May 6, 2019, (“Effective Date”), is entered into between IDTEC, LLC, a Colorado limited liability company, (“Seller”) and TransBiotec, Inc., a Delaware corporation (“Buyer”). Buyer and Seller may each be referred to herein as a “Party” and may be collectively referred to herein as the “Parties.”

RECITALS

WHEREAS, Seller wishes to sell to Buyer, and Buyer wishes to purchase from Seller, the assets listed on Schedule 1.01 hereto, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

PURCHASE AND SALE

AND

FURTHER COMMITMENTS

Section 1.01 Purchase and Sale of the Assets.

Subject to the terms and conditions set forth herein, at the Closing (as defined below), Seller agrees to sell, assign, transfer, convey and deliver to Buyer, and Buyer agrees to purchase from Seller, all of Seller's right, title and interest in and to the assets listed on Schedule 1.01 hereto (the “Purchased Assets”), free and clear of all Liens, claims and encumbrances. The transfer and conveyance by Seller of the Purchased Assets to Buyer shall be effected on the Closing Date (as defined below) at the Closing by Seller’s execution and delivery to Buyer of instruments of transfer, including: (i) a bill of sale attached as Exhibit A hereto (the “Bill of Sale”), (ii) one or more Intellectual Property Assignments in the form attached as Exhibit B hereto (the “Intellectual Property Assignments”) and (iii) one or more assignments of contracts in the form attached as Exhibit C hereto (the “Contract Assignments”).

Section 1.02 Assumption of Liabilities.

Buyer does not assume and will not become responsible for any liability of Seller.

 Section 1.03 Purchase Price.

The aggregate purchase price for the Purchased Assets shall be 12 million (12,000,000) shares of the $0.00001 par value common stock of Buyer (the “Shares”).

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Section 1.04 Further Commitments.

                The parties further acknowledge that Gary Graham, First Capital Holdings, LLC, First Capital Ventures, LLC, and Seller have paid and will pay expenses, commit personnel, and loan or advance cash to Buyer to: (i) assist with ongoing operating expenses, (ii) pay for further engineering and development work on Buyer’s products and prototypes, (iii) protect, maintain, and develop the Buyer’s products and intellectual property, (iv) hire, pay and retain the proposed management team, third party consultants and advisors for the Buyer following the consummation of the sale contemplated in this Agreement, and (v) take such further actions as are necessary to more quickly expand the Buyer’s business subsequent to the sale of the Purchased Assets. The Parties acknowledge that the aggregate amount of the items noted are approximately $700,000 as of the Effective Date and are expected to increase by approximately $100,000 per month until the Closing Date, and on the Closing Date Buyer will issue convertible promissory notes as described in Subsection 2.03 (f) below for the aggregate amounts incurred, paid or advanced.

ARTICLE II

CLOSING

Section 2.01 Closing.

The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at a time and on a date to be specified by the Parties as soon as possible after the satisfaction or waiver of the conditions to close set forth in Sections 2.02 and 2.03, but except as otherwise provided herein, no later than June 30, 2019. The Closing will be held at the offices of Schlueter & Associates, PC, 5290 DTC Parkway, Suite 150, Greenwood Village, CO 80111, or at such other place as mutually agreed upon by the Parties. The date upon which the Closing occurs is referred to herein as the “Closing Date.” The consummation of the transactions contemplated by this Agreement shall be deemed to occur at 5:00 p.m. on the Closing Date.

Section 2.02 Seller Closing Conditions.

The obligation of Buyer to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions on or prior to the Closing Date:

(a) Seller shall have delivered to Buyer the following closing deliverables, in form and substance satisfactory to Buyer:

(i) a Bill of Sale duly executed by Seller, transferring the Purchased Assets to Buyer;

(ii) a fully executed Intellectual Property Assignment duly executed by Seller, transferring all of Seller's right, title and interest in and to the trademark registrations and applications, patent applications and registrations, copyright registrations and applications, domain name registrations and websites, software, data and customer lists included in the Purchased Assets to Buyer;

(iii) fully executed assignments of all customer contracts, reseller agreements, data access agreements and vendor agreements included in the Purchased Assets;

(iv) a Certificate of Status of Seller, issued by the Secretary of State of the State of Colorado, dated not more than fifteen (15) days prior to the Closing Date and showing Seller to be active and in good standing in the State of Colorado;

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 (v) a fully executed certificate of the Secretary (or equivalent officer) of Seller certifying as to (a) the resolutions of the Manager of Seller, being duly adopted and in effect as of the Closing Date, which authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby, (b) the representations and warranties in Article III hereof being true and correct in all respects at and as of the Closing as though then made and as though the Closing Date was substituted for the Effective Date throughout such representations and warranties, and (c) Seller having performed in all material respects all of the covenants and agreements required to be performed by it hereunder prior to the Closing; and

(vi) such other customary instruments of transfer, assumption, filings or documents, in form and substance reasonably satisfactory to Buyer, as may be required to give effect to this Agreement.

(b) Seller shall have delivered to Buyer such financial statements relating to the Purchased Assets as are required under the Securities Exchange Act of 1934 (the “Exchange Act”) which comply in all material respects with the rules and regulations of the Securities and Exchange Commission (the “SEC”) for a company registered under the Exchange Act. If the financial statements are required to be audited, the independent auditor shall be registered with the Public Company Accounting Oversight Board (the “PCAOB”) and shall have performed any such audits in accordance with guidelines established by the SEC and the PCAOB. In the event no financial statements relating to the Purchased Assets are required under the Exchange Act, the Seller shall have delivered to Buyer (i) a valuation of the Purchased Assets or (ii) other evidence of the value of the Purchased Assets sufficient to the Buyer’s Board of Directors

(c) No material and adverse effect or development upon the Purchased Assets shall have occurred;

(d) Buyer shall have completed its due diligence investigation of Seller to its satisfaction, in its sole and absolute discretion.

 (e) Seller shall have performed and complied with all agreements, obligations and conditions contained in this Agreement, or imposed upon Seller by law, that are required to be performed or complied with by Seller on or before the Closing;

(f) No Proceeding shall be pending or threatened before any Governmental Entity wherein an unfavorable injunction, judgment, order, decree, ruling or charge could reasonably be expected to (i) challenge, delay or prevent the performance of this Agreement or the consummation of any of the transactions contemplated hereby or declare unlawful any of the transactions contemplated hereby, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (iii) affect adversely the right of Buyer to own and operate the Purchased Assets or that may result in any Liability to Buyer, and no such injunction, judgment, order, decree or ruling shall have been entered or be in effect; and

(g) No Law or order shall have been enacted or entered into after the Effective Date that would prevent the consummation of the transactions contemplated hereby.

Any condition specified in this Section 2.02 may be waived by Buyer, or the time for the performance thereof may be extended by Buyer, if such waiver is set forth in a writing duly executed by Buyer; provided, however, that the failure of Buyer to assert any of its rights shall not be deemed a waiver of any rights, and a waiver or extension as to any particular condition shall not be deemed a waiver or extension of any other condition.

Section 2.03 Buyer Closing Conditions.

The obligation of Seller to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions on or prior to the Closing Date:

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(a) Buyer shall have delivered to Seller the following closing deliverables, in form and substance satisfactory to Seller:

(i) a fully executed Bill of Sale duly executed by Buyer;

(ii) a certificate or certificates representing 12 million (12,000,000) restricted shares of the $0.00001 par value common stock of Buyer; provided that the total number of shares of Buyer’s $0.00001 par value common stock issued and outstanding following the Closing shall not exceed 20 million (20,000,000) shares (on a fully diluted basis), except that those shares issued upon conversion of the promissory notes referenced in subsections (f) below, and the Permitted Notes referenced in subsection (j) below may be issued in excess of the 20 million shares (on a fully diluted basis);

(iv) evidence, reasonably satisfactory to Seller, of the payment and release of all debt of Buyer other than as allowed under subsection (j), below;

(v) a Certificate of Status of Buyer, issued by the Secretary of State of the State of Delaware, dated not more than fifteen (15) days prior to the Closing Date and showing Buyer to be active and in good standing in the State of Delaware;

 (vi) a fully executed certificate of the Secretary (or equivalent officer) of Buyer certifying as to (a) the resolutions of the board of directors of Buyer, being duly adopted and in effect as of the Closing Date, which authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby, (b) the representations and warranties in Article IV hereof being true and correct in all respects at and as of the Closing as though then made and as though the Closing Date was substituted for the Effective Date throughout such representations and warranties, and (c) Buyer having performed in all material respects all of the covenants and agreements required to be performed by it hereunder prior to the Closing;

(vii) such other customary instruments of transfer, assumption, filings or documents, in form and substance reasonably satisfactory to Seller, as may be required to give effect to this Agreement; and

(viii) a certificate of Buyer’s President certifying that to his knowledge after reasonable investigation there has been no activity, action or inaction that would result in a “tolling” of the California statute of limitations with respect to the Aged Liabilities as defined below in subsection (j).

(b) Buyer shall have filed with the SEC all reports required to be filed by it under the Exchange Act as of the Closing Date and shall have used its best efforts to maintain the quotation for its common stock on the OTC Pink-tier of OTC Markets.

(c) All outstanding options, warrants and convertible securities of Buyer shall have been exercised, converted or cancelled and Buyer shall have no derivative securities outstanding which are convertible into its common stock other than (i) the stock option issued to Ron Williams and Nolann Williams under that certain Patent Purchase Agreement dated May 6, 2019, and (ii) as set forth in subsection (j) below.

(d) Buyer shall have effected a reverse stock split so that immediately prior to the Closing there shall be approximately eight million (8,000,000) shares of Buyer’s common stock outstanding and immediately after the Closing there shall be approximately 20 million (20,000,000) such shares outstanding, including the 12 million (12,000,000) shares to be issued to Seller pursuant hereto.

(e) Buyer shall have adopted an “Omnibus Stock Plan” (“Plan”) that provides for the issuance of qualified stock options, non-qualified stock options, restricted stock awards, and phantom stock awards with 4 million (4,000,000) shares of Buyer’s $0.00001 par value common stock (post-split) reserved and approved for issuance under the Plan.

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(f) Buyer acknowledges that Gary Graham, First Capital Holdings, LLC, First Capital Ventures, LLC, Gary Graham, and Seller have paid and will pay expenses, commit personnel, and loan or advance cash to Buyer to: (i) assist with ongoing operating expenses, (ii) pay for further engineering and development work on Buyer’s products and prototypes, (iii) protect, maintain, and develop the Buyer’s products and intellectual property, (iv) hire, pay and retain the proposed management team, third party consultants, and advisors for the Buyer following the consummation of the sale contemplated in this Agreement, and (v) take such further actions as are necessary to more quickly expand the Buyer’s business subsequent to the sale of the Purchased Assets (collectively the “Development Expenditures”). At the Closing, Buyer shall deliver a promissory note or notes to Seller or to third parties at Seller’s direction for the aggregate of all funds incurred, paid, or advanced for the Development Expenditures in the same form as Exhibit D hereto.(g) Evidence showing Messrs. Ivan Braiker, Devadatt Mishal and Daljit Khangura previously submitted their resignations from the board of directors of Buyer, and Buyer shall have taken all such actions as are necessary to cause Steve Adams, Jerry Dackerman, and Gary Graham, to be elected directors of Buyer as of the Closing Date, to serve with Mr. Charles Bennington, who is remaining on Buyer’s board of directors.

(h) Mr. Charles Bennington and Mr. Nick Noceti shall have submitted his/their resignations as officer of Buyer, effective as of the Closing Date, and Steve Adams shall have been appointed as the President and Chief Executive Officer, and Rob Geller as the Secretary, Treasurer and Chief Financial Officer of Buyer effective as of the Closing Date.

(i) No shares of preferred stock of Buyer shall be issued and outstanding as of the Closing Date and there shall be no outstanding options, warrants or rights that, upon exercise or conversion, would result in the issuance of preferred stock of Buyer.

(j) Buyer shall have no outstanding debt or other liabilities at closing, except for (i) normally occurring business expenses which that have not been paid and that shall not exceed $25,000 as of the Closing Date; (ii) outstanding notes issued pursuant to subsection (f) above, (iii) up to a maximum of $125,000 of promissory note(s) (the “Permitted Notes”); and (iv) the aged liabilities listed on Schedule 2.03(j) that are more than four (4) years old (the “Aged Liabilities”). The Permitted Notes shall (i) bear interest at the rate of 5% per annum, (ii) mature two years after the Closing Date, (iii) be convertible into common stock of Buyer at $2.00 per share, (iv) provide that no payments of principal or interest shall be due until maturity, and (v) automatically convert into common stock of Buyer at $2.00 per share if the average closing price of Buyer’s common stock in its principal trading market equals or exceeds $3.00 per share for five (5) consecutive trading days at any time prior to maturity.

(k) Buyer shall have performed and complied with all agreements, obligations and conditions contained in this Agreement, or imposed upon Buyer by law, that are required to be performed or complied with by Buyer on or before the Closing;

(l) Seller shall have completed its due diligence investigation of Buyer to its satisfaction, in its sole and absolute discretion.

(m) No Proceeding shall be pending or threatened before any Governmental Entity wherein an unfavorable injunction, judgment, order, decree, ruling or charge could reasonably be expected to prevent the performance of this Agreement or the consummation of any of the transactions contemplated hereby or declare unlawful any of the transactions contemplated hereby, and no such injunction, judgment, order, decree or ruling shall have been entered or be in effect; and

(n) No Law or order shall have been enacted or entered into after the Effective Date that would prevent the consummation of the transactions contemplated hereby.

(o) Buyer shall have entered into an employment agreement with Steve Adams to serve as the Chief Executive Officer and President and an employment agreement with Rob Geller to serve as the Chief Financial Officer, Secretary and Treasurer of Buyer, substantially in the form attached hereto as Exhibit E , that shall become effective at the Closing. The employment agreements shall include the grant of incentive stock options to each of Messrs. Adams and Geller under the Plan at the trading price of Buyer’s common stock at the effective time of the employment agreements.

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(p) A letter from Buyer’s counsel reasonably satisfactory to Seller regarding the status of the Aged Liabilities under California law, and Buyer’s ability to avoid paying the Aged Liabilities by raising the Statute of Limitations as a defense to any action brought for collection.

Any condition specified in this Section 2.03 may be waived by Seller, or the time for the performance thereof may be extended by Seller, if such waiver is set forth in a writing duly executed by Seller; provided, however, that the failure of Seller to assert any of its rights shall not be deemed a waiver of any rights, and a waiver or extension as to any particular condition shall not be deemed a waiver or extension of any other condition.

Section 2.04 Upon the occurrence of the Closing, any condition set forth in this Article II that was not satisfied as of the Closing shall be deemed to have been waived as of and from the Closing.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to Buyer that the statements contained in this Article III are true and correct as of the date hereof and shall be true and correct upon the occurrence of the Closing. For purposes of this Article III, "Seller's knowledge," "knowledge of Seller" and any similar phrases shall mean the actual knowledge of any officer of Seller, after reasonable inquiry.

Section 3.01 Organization and Authority of Seller; Enforceability.

Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Colorado. Seller has full power and authority to enter into this Agreement and the documents to be delivered hereunder, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by Seller of this Agreement and the documents to be delivered hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all requisite action on the part of Seller. This Agreement constitutes, and each of the other documents contemplated hereby to which Seller is a party will when executed constitute, a valid and binding obligation of Seller enforceable in accordance with their terms, except as enforceability hereof may be limited by bankruptcy, insolvency or other Laws affecting creditor’s rights generally and limitations on the availability of equitable remedies.

Section 3.02 No Conflicts; Consents.

The execution, delivery and performance by Seller of this Agreement and the documents to be delivered hereunder, and the consummation of the transactions contemplated hereby, do not and will not: (a) violate or conflict with the articles of organization, operating agreement or other organizational documents of Seller; (b) violate or conflict with any Law applicable to Seller or the Purchased Assets; (c) conflict with, or result in (with or without notice or lapse of time or both) any violation of, or default under, or give rise to a right of termination, acceleration or modification of any obligation or loss of any benefit under any Contract or other instrument to which Seller is a party or to which any of the Purchased Assets are subject; or (d) result in the creation or imposition of any Lien on the Purchased Assets. No consent, approval, waiver or authorization is required to be obtained by Seller from any Person in connection with the execution, delivery and performance by Seller of this Agreement and the consummation of the transactions contemplated hereby.

Section 3.03 Title to the Purchased Assets.

(a) Seller owns and has good and marketable title to the Purchased Assets, free and clear of all Liens, claims and encumbrances. At the Closing, Buyer will acquire good, valid and marketable title to, or valid leasehold or license to, all of the Purchased Assets, free and clear of all Liens, claims and encumbrances.

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(b) With respect to any tangible property included in the Purchased Assets, such Purchased Assets are in good condition and are adequate for the uses to which they are used by Seller, none of such Purchased Assets are in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost and such Purchased Assets consist of a quality and quantity usable and salable in the ordinary course of business.

Section 3.04 Intellectual Property.

(a) Seller is the sole owner of all right, title and interest in and to the Proprietary Rights included in the Purchased Assets, free and clear of all Liens. Seller is not bound by any outstanding judgment, injunction, order or decree restricting the use of the Purchased Assets or restricting the licensing thereof to any person or entity. All such Proprietary Rights are valid, subsisting and in full force and effect and Seller has paid all maintenance fees and made all filings required to maintain Seller's ownership thereof. For all such registered Proprietary Rights, Section 3.04(a) of the Disclosure Schedule lists (A) the jurisdiction where the application or registration is located, (B) the application or registration number, and (C) the application or registration date.

(b) To Seller’s knowledge, Seller's prior and current use of the Purchased Assets has not and does not infringe, violate or misappropriate the Proprietary Rights of any Person and there are no claims pending or threatened by any Person with respect to the ownership, validity, enforceability, effectiveness or use of the Purchased Assets. To Seller’s knowledge, no Person is infringing, misappropriating or otherwise violating any of the Purchased Assets, and neither Seller nor any affiliate of Seller has made or asserted any claim, demand or notice against any Person alleging any such infringement, misappropriation or other violation.

Section 3.05 Assigned Contracts.

All Contracts material to the Purchased Assets are listed on Schedule 3.05 attached hereto. Each Contract included in the Purchased Assets (each, an “Assigned Contract”) is valid and binding on Seller in accordance with its terms and is in full force and effect. Seller is current in all payments due from Seller under each Assigned Contract. Neither Seller or, to Seller's knowledge, any other party thereto is in breach of or default under (or is alleged to be in breach of or default under) or has provided or received any notice of any intention to terminate, any Assigned Contract. To Seller’s knowledge, no event or circumstance has occurred that, with or without notice or lapse of time or both, would constitute an event of default under any Assigned Contract or result in a termination thereof or would cause or permit the acceleration or other changes of any right or obligation or the loss of benefit thereunder. Complete copies of each Assigned Contract have been made available to Buyer. There are no disputes pending or, to the knowledge of Seller, threatened against Seller under any Assigned Contract.

Section 3.06 Permits.

All permits, licenses, franchises, approvals, authorizations, registrations, certificates, variances and similar rights obtained from Governmental Entities included in the Purchased Assets (the "Transferred Permits") are valid and in full force and effect. All fees and charges with respect to such Transferred Permits as of the Effective Date have been paid in full. No event has occurred that, with or without notice or lapse of time or both, would reasonably be expected to result in the revocation, suspension, lapse or limitation of any Transferred Permit.

Section 3.07 Compliance with Laws.

Seller has complied in all material respects, and is now complying in all material respects, with all applicable Laws applicable to ownership and use of the Purchased Assets.

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Seller has timely filed all Tax Returns required to be filed by it, has paid all taxes shown thereon to be due and has provided adequate reserves in its financial statements for any taxes that have not been paid, whether or not shown as being due on any returns. No material claim for unpaid taxes has been made or become a lien against the property of Seller or is being asserted against Seller, no audit of any Tax Return of Seller is being conducted by a tax authority and no extension of the statute of limitations on the assessment of any taxes has been granted by Seller and is currently in effect.

 Section 3.08 Legal Proceedings.

There is no Proceeding of any nature pending or, to Seller's knowledge, threatened against or by Seller (a) relating to or affecting the Purchased Assets; or (b) that challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. To Seller’s knowledge, no event has occurred, or circumstances exist that may give rise to, or serve as a basis for, any such Proceeding.

Section 3.09 Brokers.

No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Seller.

Section 3.10 Restricted Securities.

Seller acknowledges and agrees that the shares of Buyer’s common stock to be issued to Seller in this transaction will be offered and sold to Seller without such offer and sale being registered under the Securities Act of 1933, as amended (the “Securities Act”) or under any state securities or “blue sky” laws of any state and will be issued to Seller in reliance upon the exemption from registration under Section 4(a)(2) of the Securities Act as a transaction not involving a public offering. As such, Seller further acknowledges and agrees that the shares will, upon issuance be “restricted securities” within the meaning of the Securities Act and will only be available for resale in accordance with applicable federal and state securities laws.

Section 3.11 Securities Representations.

(a) Purchase for Own Account. Seller represents that it is acquiring the Shares solely for its own account and beneficial interest for investment and not for sale or with a view to distribution of the Shares or any part thereof, has no present intention of selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the same, and does not presently have reason to anticipate a change in such intention.

(b) Ability to Bear Economic Risk. Seller acknowledges that an investment in the Shares involves a high degree of risk, and represents that he is able, without materially impairing his financial condition, to hold the Shares for an indefinite period of time and to suffer a complete loss of his investment.

(c) Access to Information. Seller acknowledges that it is familiar with the Buyer and has been furnished with such financial and other information concerning the Buyer, the directors and officers of the Buyer, and the business and proposed business of the Buyer as the Seller considers necessary in connection with the Seller’s investment in the Shares. As a result, the Seller is thoroughly familiar with the proposed business, operations, properties and financial condition of the Buyer and has discussed with officers of the Buyer any questions the Seller may have had with respect thereto. The Seller understands:

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(i) The risks involved in this investment, including the speculative nature of the investment;

(ii) The financial hazards involved in this investment, including the risk of losing the Seller’s entire investment;

(iii) The lack of liquidity and restrictions on transfers of the Shares; and

(iv) The tax consequences of this investment.

                The Seller has consulted with the Seller’s own legal, accounting, tax, investment and other advisers with respect to the tax treatment of an investment by the Seller in the Shares and the merits and risks of an investment in the Shares.

(d) Shares Part of Private Placement. The Seller understands that the Buyer is relying in part on the Seller’s representations as set forth herein for purposes of claiming such exemptions and that the basis for such exemptions may not be present if, notwithstanding the Seller’s representations, the Seller has in mind merely acquiring the Shares for resale on the occurrence or nonoccurrence of some predetermined event. The Seller has no such intention.

(e) Sophisticated Investor Status. The Seller is a sophisticated investor.

(f) No General Advertising or Solicitation. The Seller acknowledges its acquisition of the Shares is not the result of any general advertising or solicitation conducted by the Buyer regarding offering of its securities.

Section 3.12 Full Disclosure.

No representation or warranty by Seller in this Agreement and no statement contained in any certificate or other document furnished or to be furnished to Buyer pursuant to this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading. OTHER THAN THE SPECIFIC WARRANTIES CONTAINED HEREIN, SELLER MAKES NO OTHER REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED AND SELLER EXPRESSLY DISCLAIMS ANY IMPLIED WARRANTIES, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Seller that the statements contained in this Article IV are true and correct as of the date hereof and shall be true and correct upon the occurrence of the Closing. For purposes of this Article IV, "Buyer's knowledge," "knowledge of Buyer" and any similar phrases shall mean the actual knowledge of any officer of Buyer, after reasonable inquiry.

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Section 4.01 Organization and Authority of Buyer; Enforceability.

Buyer is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware and is qualified to do business in every jurisdiction in which the execution, delivery and performance of its obligations under this Agreement requires it to be so qualified. Buyer has full corporate power and authority to enter into this Agreement and the documents to be delivered hereunder, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Buyer of this Agreement and the documents to be delivered hereunder and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of Buyer. This Agreement constitutes, and each of the other documents contemplated hereby to which Buyer is a party will when executed constitute, a valid and binding obligation of Buyer enforceable in accordance with their terms, except as enforceability hereof may be limited by bankruptcy, insolvency or other Laws affecting creditor’s rights generally and limitations on the availability of equitable remedies.

Section 4.02 No Conflicts; Consents.

The execution, delivery and performance by Buyer of this Agreement and the documents to be delivered hereunder, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) violate or conflict with the articles of incorporation, by-laws or other organizational documents of Buyer; or (b) violate or conflict with any Law applicable to Buyer or any other Contract to which Buyer is a party. No consent, approval, waiver or authorization is required to be obtained by Buyer from any Person in connection with the execution, delivery and performance by Buyer of this Agreement and the consummation of the transactions contemplated hereby.

Section 4.03 Capitalization; Issuance of Shares.

As of the date of this Agreement, the number of shares which Buyer is authorized to issue consists of 800,000,000 shares of common stock, par value $0.00001 per share, and 25,000,000 shares of preferred stock, $0.00001 per share. There are 116,751,078shares of Buyer’s common stock and 1,388,575 shares of Buyer’s preferred stock currently issued and outstanding. The issued and outstanding shares of Buyer are validly issued, fully paid and non-assessable and not issued in violation of the preemptive or other rights of any Person. On or before Closing, Buyer shall (i) cause the number of authorized common shares to be reduced to 100,000,000 and its issued shares of its $0.00001 par value common stock to be reduced to approximately 8 million (8,000,000), and (ii) keep its Preferred Stock at 25,000,000 shares authorized with no shares of Buyer’s Preferred Stock issued and outstanding.

Buyer has taken all corporate action required for the issuance to Seller of the 12 million (12,000,000) shares of Buyer’s $0.00001 par value common stock and, upon issuance in accordance with this Agreement, such shares shall be validly issued, fully paid and non-assessable.

Section 4.03 Brokerage.

No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Buyer.

Section 4.04 Legal Proceedings.

There are no Proceedings pending or, to Buyer’s knowledge, threatened, against or affecting Buyer at law or in equity, or before or by any Governmental Entity, which could reasonably be expected to adversely affect Buyer’s performance under this Agreement, or the other agreements contemplated hereby to which Buyer is a party or the consummation of the transactions contemplated hereby or thereby.

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Section 4.05 Environmental Matters.

Buyer is in compliance with all applicable Environmental Laws except for such violation thereof as would not have a Material Adverse Effect. “Environmental Laws” means all applicable federal, state and local statutes, rules, regulations, ordinances, orders, decrees and common law relating in any manner to contamination, pollution or protection of human health or the environment, and similar state laws.

Section 4.06 Tax Returns and Tax Payments.

Buyer has not filed all Tax Returns required to be filed by it. Buyer represents when the Tax Returns are completed there will be no taxes owed, but there could be penalties for failures to timely file. No material claim for unpaid taxes has been made or become a lien against the property of Buyer or is being asserted against Buyer, no audit of any Tax Return of Buyer is being conducted by a tax authority and no extension of the statute of limitations on the assessment of any taxes has been granted by Buyer and is currently in effect.

Section 4.07 Certain Employee Payments.

Buyer is not party to any employment agreement which could result in the payment to any current, former or future director or employee of Buyer of any money or other property or rights or accelerate or provide any other rights or benefits to any such employee or director as a result of the transactions contemplated by this Agreement, whether or not (i) such payment, acceleration or provision would constitute a “parachute payment” (within the meaning of Section 280G of the Code), or (ii) some other subsequent action or event would be required to cause such payment, acceleration or provision to be triggered.

Section 4.08 Liabilities.

Buyer shall not have any material liabilities at the Closing (absolute or contingent) other than those permitted in Section 2.03 (j) above. Further, the statute of limitations with respect to the Aged Liabilities as defined in Section 2.03 (j) above has not been tolled in the four years immediately preceding the Closing.

Section 4.09 Intellectual Property.

(a) Buyer is the sole owner of all right, title and interest in and to its Intellectual Property as more fully described in the disclosure schedule attached as Disclosure Schedule 4.09 (“Buyer IP”) and the Proprietary Rights to the Buyer IP, free and clear of all Liens. Buyer is not bound by any outstanding judgment, injunction, order or decree restricting the use of the Buyer IP or restricting the licensing thereof to any person or entity. All such Buyer IP is valid, subsisting and in full force and effect and Buyer has paid all maintenance fees and made all filings required to maintain Buyer's ownership thereof. For all such registered Buyer IP, Section 4.09 of the Disclosure Schedule lists (A) the jurisdiction where the application or registration is located, (B) the application or registration number, and (C) the application or registration date.

(b) To Seller’s knowledge, Seller's prior and current use of the Purchased Assets has not and does not infringe, violate or misappropriate the Proprietary Rights of any Person and there are no claims pending or threatened by any Person with respect to the ownership, validity, enforceability, effectiveness or use of the Purchased Assets. To Seller’s knowledge, no Person is infringing, misappropriating or otherwise violating any of the Purchased Assets, and neither Seller nor any affiliate of Seller has made or asserted any claim, demand or notice against any Person alleging any such infringement, misappropriation or other violation.

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Section 4.10 SEC Filings; Financial Statements.

(a) Except as set forth on Disclosure Schedule 4.10 Buyer has filed all forms, reports, schedules, statements and other documents required to be filed or furnished to the SEC under the requirements of the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, together with any amendments, restatements or supplements thereto, and will file all such forms, reports, schedules, statements and other documents required to be filed subsequent to the date of this Agreement up to the Closing Date. Except as set forth on Disclosure Schedule 4.10 the reports, registration statements and definitive proxy statements or information statements filed by Buyer with the SEC (the “TransBiotec SEC Reports”): (i) were prepared in all material respects in accordance with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations thereunder and (ii) did not at the time they were filed with the SEC (except to the extent that information contained in any TransBiotec SEC Report has been revised or superseded by a later filed TransBiotec SEC Report) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. All certifications and statements of Buyer required by (i) Rules 13a-14 or 15d-14 under the Exchange Act, or (ii) 18 U.S.C. §1350 (Section 906) of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) with respect to any TransBiotec SEC Report (collectively, the “Certifications”) are each true and correct. Except as disclosed in Buyer’s Form 10-Ks for the years ended December 31, 2018 and 2017, Buyer maintains disclosure controls and procedures required by Rules 13a-15(e) or 15d-15(e) under the Exchange Act; provided that such controls and procedures are not effective to ensure that all material information concerning Buyer is made known on a timely basis to the individuals responsible for the preparation of Buyer’s filings with the SEC and other public disclosure documents. Except as disclosed in the TransBiotec SEC Reports and Disclosure Schedule 4.10 of the Buyer Schedules, each director and executive officer of Buyer has filed with the SEC on a timely basis all statements required by Section 16(a) of the Exchange Act and the rules and regulations thereunder since December 31, 2015.

(b) Buyer has made available to Seller a correct and complete copy, or there has been available on the EDGAR system maintained by the SEC, copies of each TransBiotec SEC Report, which are all the forms, reports and documents filed by Buyer with the SEC since December 31, 2015. As of their respective dates, the TransBiotec SEC Reports: (i) complied in all material respects with the Securities Act and the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such TransBiotec SEC Reports, and (ii) did not at the time they were filed (and if amended or superseded by a filing prior to the date of this Agreement then on the date of such filing and as so amended or superseded) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(c) Each set of financial statements (including, in each case, any related notes thereto) contained in the TransBiotec SEC Reports comply as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with U.S. generally accepted accounting principles, applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, do not contain footnotes as permitted by Form 10-Q promulgated under the Exchange Act) and each fairly presents in all material respects the financial position of Buyer at the respective dates thereof and the results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal adjustments which were not or are not expected to have a Material Adverse Effect.

(d) As of the date of all balance sheets included in the TransBiotec SEC Reports, except as and to the extent reflected or reserved against therein, Buyer had no liabilities or obligations (absolute or contingent) which should be reflected in the balance sheets or the notes thereto prepared in accordance with U.S. generally accepted accounting principles, and all assets reflected therein are properly reported and present fairly in all material respects the value of the assets of Buyer, in accordance with U.S. generally accepted accounting principles. All statements of operations, stockholders’ equity and cash flows included in the TransBiotec SEC Reports reflect fairly in all material respects the information required to be set forth therein by U.S. generally accepted accounting principles.

(e) Except as disclosed with respect to internal control over financial reporting set forth in the Buyer’s annual reports on Form 10-K for the fiscal years ended December 31, 2018 and 2017, since December 31, 2018, Buyer has maintained a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

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 (f) Neither Buyer nor any manager, director, officer or employee of Buyer has received any complaint, allegation, assertion or claim, whether or not in writing, regarding the accounting or auditing practices, procedures, methodologies or methods of Buyer or its internal accounting controls, including any complaint, allegation, assertion or claim that Buyer has engaged in questionable accounting or auditing practices. No attorney representing Buyer whether or not employed by Buyer has reported evidence of any violation of consumer protection or securities laws, breach of fiduciary duty or similar violation by Buyer or any of its officers, directors, employees or agents to the Board of Directors of Buyer or any committee thereof or to any director or executive officer of Buyer.

(g) The books and records, financial and otherwise, of Buyer are, in all material aspects, complete and correct and have been maintained in accordance with good business and accounting practices.

Section 4.11 Compliance with Laws.

Buyer has complied in all material respects, and is now complying in all material respects, with all applicable Laws applicable to the conduct of its business.

Section 4.12 Full Disclosure.

No representation or warranty by Buyer in this Agreement and no statement contained in any certificate or other document furnished or to be furnished to Seller pursuant to this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.

ARTICLE V

COVENANTS

Section 5.01 Schedule 14f-1 Information.

In connection with the Schedule 14-C Information Statement to be filed by Buyer to effect certain corporate changes related to the transaction described herein, Buyer will include the information required by, and comply with the notice requirements of, Rule 14f-1 promulgated under the Securities Exchange Act of 1934.

Section 5.02 Confidentiality.

Each of the Parties will treat and hold as such all of the Confidential Information of the other Party, refrain from using any of the Confidential Information except in connection with this Agreement, and unless there is a closing pursuant to this Agreement, deliver promptly to the owner of such Confidential Information or destroy, at the request and option of the owner of the Confidential Information, all tangible embodiments (and all copies) of the Confidential Information which are in its possession. In the event that any of the Parties is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand or similar process) to disclose any Confidential Information, that Party will notify the affected Party promptly of the request or requirement so that the affected Party may seek an appropriate protective order or waive compliance with the provisions of this Section 5.02. If, in the absence of a protective order or the receipt of a waiver hereunder, any of the Parties is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, that Party may disclose the Confidential Information to the tribunal; provided, however, that the disclosing Party shall use its commercially reasonable efforts to obtain, at the request of the affected Party, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the affected Party shall designate. The foregoing provisions shall not apply to any Confidential Information which is generally available to the public immediately prior to the time of disclosure.

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Section 5.02 Transfer Taxes.

All transfer, documentary, sales, use, stamp, registration, value added and other such taxes and fees (including any penalties and interest) incurred in connection with this Agreement and the documents to be delivered hereunder shall be borne and paid by Seller when due. Seller shall, at its own expense, timely file any Tax Return or other document with respect to such Taxes or fees (and Buyer shall cooperate with respect thereto as necessary).

Section 5.03 Cooperation on Tax Matters.

Each Party shall, and shall cause its affiliates to, provide to each of the other Parties hereto such cooperation and information as any of them reasonably may request in filing any Tax Return, amended Tax Return or claim for refund, determining a Liability for Taxes or a right to refund of Taxes or in conducting any audit or other Proceeding in respect of Taxes. Such cooperation and information shall include providing copies of relevant portions of relevant records concerning the ownership and Tax basis of property that any such Party may possess.

Section 5.04 Assignment.

Nothing in this Agreement shall be construed as an attempt to assign at Closing any Contract, agreement, permit, license, guaranty, warranty, franchise or claim included in the Purchased Assets which is by its terms or by Law nonassignable without the consent of the other party or parties thereto, unless such consent shall have been given, or as to which all the remedies for the enforcement thereof enjoyed by Seller would, as a matter of law, pass to Buyer as an incident of the assignments provided for by this Agreement. In order, however, to provide Buyer the full realization and value of every Contract, guaranty, warranty, franchise and claim of the character described in the immediately preceding sentence, Seller agrees that it will, at the request and under the direction of Buyer, in the name of Seller or otherwise as Buyer shall specify, take all actions necessary or proper (a) prior to and after the Closing, to assure that the rights of Seller under such Contracts, guaranties, warranties, franchises and claims shall be preserved for the benefit of Buyer following the Closing, and (b) after the Closing, to facilitate receipt of the consideration to be received by Seller in and under every such Contract, guaranty, warranty, franchise or claim, which consideration shall be held for the benefit of, and shall be delivered to, Buyer.

Section 5.05 Exclusivity.

Buyer shall not (i) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of any capital stock or other voting securities, or any substantial portion of the assets, of Buyer (including any acquisition structured as a merger, consolidation, or share exchange) or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. Buyer will notify Seller immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

Section 5.06 Notice of Certain Events.

(a) From the Effective Date until the Closing, Seller shall promptly notify Buyer in writing of:

 (i) any fact, circumstance, event or action the existence, occurrence or taking of which (A) has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Seller, (B) has resulted in, or could reasonably be expected to result in, any representation or warranty made by Seller hereunder not being true and correct in any material respect, or (C) has resulted in, or could reasonably be expected to result in, the failure of any of the conditions to Closing set forth in Section 2.02 to be satisfied;

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(ii) any notice or other communication from any Governmental Entity in connection with the transactions contemplated by this Agreement; and

(iii) any legal actions commenced or, to Seller’s knowledge, threatened against, relating to or involving or otherwise affecting Seller that, if pending on the date of this Agreement, would have been required to have been disclosed to Buyer or that relates to the consummation of the transactions contemplated by this Agreement.

 (b) Buyer’s receipt of information pursuant to this Section 5.04 shall not operate as a waiver or otherwise affect any representation, warranty or agreement given or made by Seller in this Agreement.

Section 5.07 Further Assurances.

Following the Closing, each of the Parties hereto shall execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement and the documents to be delivered hereunder. Each Party shall, on or prior to the Closing Date use its reasonable best efforts to fulfill or obtain the fulfillment of the conditions precedent to the consummation of the transactions contemplated hereby, including the execution and delivery of any documents, certificates, instruments, consents or other papers that are reasonably required for the consummation of the transactions contemplated hereby.

ARTICLE VI

INDEMNIFICATION

Section 6.01 Indemnification of Buyer.

Subject to the limitations set forth below, Seller shall indemnify and hold harmless Buyer against any Buyer's Damages (as hereinafter defined). “Buyer's Damages,” as used herein, shall include any claims, actions, demands, losses (which shall include any diminution in value), costs, expenses, liabilities, penalties and damages, including counsel fees incurred in attempting to avoid the same or oppose the imposition thereof, resulting to Buyer from: (i) any inaccurate representation made by Seller in this Agreement or in any certificate or document delivered in connection herewith; (ii) the breach of any warranty made by Seller in this Agreement or in any certificate or document delivered in connection herewith; (iii) a breach or default in the performance by Seller of any of the covenants to be performed by it hereunder; (iv) any debts, liabilities or obligations of Seller, whether accrued, absolute, contingent or otherwise, due or to become due which are not being assumed by Buyer hereunder; (v) the nonperformance or defective performance prior to the Closing Date by Seller under any of the Assigned Contracts; (vi) the imposition of any and all federal, state or local taxes arising out of, resulting from or relating to Seller's sale of the Purchased Assets; or (vii) claims relating to Seller's (or its predecessors’) release, generation, treatment, transport, recycling or storage of any hazardous substance or arising out of or attributable to Seller's (or its predecessors') arrangements for any of the foregoing.

Section 6.02 Limitations on Indemnification of Buyer.

The indemnification of Buyer provided for under (i) and (ii) in Section 6.01 shall be limited in certain respects, as follows:

(i) any claim for such indemnification shall be made on or before the close of business on the twenty fourth (24th) month anniversary of the Closing Date, except that a claim for such indemnification relating to the fraud or a breach of the representations and warranties contained in Subsection 3.03(a) may be made until the expiration of the longest period of limitations applicable to the matters represented therein;

(ii) the liability of Seller and the Major Shareholders for Buyer's Damages shall be joint and several and shall be limited in the aggregate to the sum of $50,000; and

(iii) Seller shall not be liable for Buyer's Damages until the aggregate amount thereof exceeds the sum of $25,000 whereupon Seller shall be liable for the full amount of such damages (subject to the limitation described in (ii), above).

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Section 6.03 Indemnification of Seller.

Buyer shall indemnify and hold harmless Seller against any Seller's Damages (as hereinafter defined). “Seller’s Damages,” as used herein, shall include any claims, actions, demands, losses (which shall include any diminution in value), costs, expenses, liabilities, penalties and damages, including counsel fees incurred in attempting to avoid the same or oppose the imposition thereof, resulting to Seller from: (i) any inaccurate representation made by Buyer in this Agreement or in any certificate or document delivered in connection herewith; (ii) the breach of any warranty made by Buyer in this Agreement or in any certificate or document delivered in connection herewith; (iii) a breach or default in the performance by Buyer of any of the covenants to be performed by it hereunder; (iv) any debts, liabilities or obligations of Buyer, whether accrued, absolute, contingent or otherwise, due or to become due; or (v) claims relating to Buyer's (or its predecessors’) release, generation, treatment, transport, recycling or storage of any hazardous substance or arising out of or attributable to Buyer's (or its predecessors') arrangements for any of the foregoing.

Section 6.04 Notice; Right to Defend.

Each of the Parties agrees to promptly notify the other Party in writing of the amount and nature of any claim a Party may have for indemnification under this Agreement. In the event of the assertion by any third party of any liability or claim with respect to which a Party (the "Indemnitee") is entitled to indemnification hereunder, the other Party (the "Indemnitor") shall have the right to compromise or defend any such asserted liability; provided, however that the Indemnitor shall indemnify the Indemnitee against any Seller's Damages or Buyer's Damages, as the case may be, resulting from the Indemnitor's failure to pay any such liability as may finally be determined. Upon payment of indemnification by the Indemnitor, the Indemnitee shall assign to the Indemnitor all of the Indemnitee's rights against any applicable account debtor or other responsible party to the extent of the indemnification payment.

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Section 6.05 Application of this Article VI.

Following the Closing, the indemnification provisions of this Article VI shall be the sole and exclusive remedy of Buyer and Seller, whether in contract, tort or otherwise, for all matters arising out of or relating to this Agreement and the transactions contemplated hereby, including for any inaccuracy or breach of any representation, warranty, covenant or agreement set forth herein (other than equitable claims and claims of fraud).

ARTICLE VII

DEFINITIONS

Section 7.01 Defined Terms.

In this Agreement, the following terms shall have the following respective meanings:

“Aged Liabilities” has he meaning set forth in Section 2.03 (j).

“Assigned Contracts” has the meaning set forth in Section 3.05.

“Bill of Sale” has the meaning set forth in Section 1.01.

“Closing” has the meaning set forth in Section 2.01.

“Closing Date” has the meaning set forth in Section 2.01.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Contract” means any oral or written agreement, contract, instrument, document, lease, license, permit, assignment or other business or commercial arrangement (in each case, including any extension, renewal, amendment or other modification thereof) to which Seller is party or by which it is bound or to which it or any Purchased Asset is subject.

“Confidential Information” means any information concerning the businesses and affairs of Seller and Buyer that is not already generally available to the public.

“Contract Assignment” has the meaning set forth in Section 1.01.

“Development Expenditures” has the meaning set forth in Section 2.03 (f).

 “Governmental Entity” means any government, agency, governmental department, commission, board, body, department, authority, bureau, court, arbitration panel or instrumentality of the United States of America or any other country or any state or other political subdivision thereof (whether now or hereafter constituted and/or existing) and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

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 “Indebtedness” means, without duplication, (i) any indebtedness for borrowed money or issued in substitution for or exchange of indebtedness for borrowed money, (ii) any indebtedness evidenced by any note, bond, mortgage, debenture or other debt security, (iii) any indebtedness for the deferred purchase price of property or services with respect to which a Person is liable, contingently or otherwise, as obligor or otherwise (other than trade payables and other current liabilities incurred in the Ordinary Course), (iv) any commitment by which a Person assures a creditor against loss (including contingent reimbursement obligations with respect to letters of credit), (v) any indebtedness guaranteed in any manner by a Person (including guarantees in the form of an agreement to repurchase or reimburse), (vi) any indebtedness secured by a Lien on a Person’s assets, (vii) any obligations of a Person under capitalized leases according to U.S. GAAP, (viii) any payment to be made pursuant to sale-leaseback transactions, (ix) any payment to be made pursuant to a non-compete payment obligation or change of control payment obligation, (x) net Liabilities associated with reconciled intercompany balances, (xi) Liabilities related to acquisition of or by Seller and including earn-out or similar contingent purchase amounts, (xii) any unsatisfied obligation for “withdrawal liability” to a “multiemployer plan” as such terms are defined under ERISA, (xiii) any amounts outstanding under any letters of credit, bankers acceptance or similar instrument, in each case, including interest, fees and prepayment premiums or penalties thereon, (ix) any amounts payable to any credit card provider and (x) all expenses incurred in connection with the transactions contemplated by this Agreement.

“Intellectual Property Assignment” has the meaning set forth in Section 1.01.

“Laws” means all federal, state and local laws, statutes, codes, ordinances, regulations, rules, orders, judgments, writs, injunctions, acts or decrees of any Governmental Entity, including common law.

“Liability” means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

“Lien” means any mortgage, pledge, hypothecation, lien (statutory or otherwise), preference, priority, charge, adverse claim of ownership or use, restriction on transfer (such as a right of first refusal or similar right), defect of title, security interest or other encumbrance of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any lease having substantially the same effect as any of the foregoing and any assignment or deposit arrangement in the nature of a security device).

 “Marks” has the meaning set forth in the definition of “Proprietary Rights” herein.

“Material Adverse Effect” means any event, change, circumstance, effect or other matter that has, or could reasonably be expected to have, either individually or in the aggregate with all other events, changes, circumstances, effects or other matters, with or without notice, lapse of time or both, a material adverse effect on (a) the business, assets, Liabilities, properties, condition (financial or otherwise), operating results, operations or prospects of Seller, or (b) the ability of Seller to perform its obligations under this Agreement or to consummate timely the transactions contemplated by this Agreement.

“Permitted Notes” has the meaning set forth above in Section 2.03 (j).

 “Person” means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, any Governmental Entity or any similar entity.

 “Proceeding” means any action, arbitration, audit, charge, claim, complaint, decree, demand, dispute, hearing, investigation, judgment, litigation, order or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Entity or arbitrator.

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“Proprietary Rights” means all of the following items and all corresponding rights, throughout the world: (i) patents, patent applications, patent disclosures and inventions and all industrial designs registrations and applications (including utility model rights, design rights and industrial property rights) and any reissue, continuation, continuation-in-part, divisional, revision, extension or reexamination of the foregoing; (ii) trademarks, service marks, certification marks, trade dress, logos, trade names, slogans, Internet domain names and corporate names, all registrations, applications and renewals for any of the foregoing, and all goodwill associated with the foregoing, including, without limitation, the name “Limitless” and any and all rights related thereto (collectively, “Marks”); (iii) copyrights and other works of authorship (whether or not copyrightable, including “look and feel”) and moral rights, and all registrations, applications and renewals for any of the foregoing; (iv) trade secrets and other confidential information (including know-how, processes, techniques, methods, financial, business and marketing plans, and customer and supplier lists and related information); (v) Software, data collections and databases; (vi) rights of publicity and privacy, including the right to use names, likenesses, voices and biographical information of real Persons; (vii) other intellectual property and proprietary rights (including all rights to sue and recover and retain damages, costs and attorneys' fees for past, present and future infringement and any other rights relating to any of the foregoing); and (viii) all copies and tangible embodiments of the foregoing (in whatever form or medium).

“Purchased Assets” has the meaning set forth in Section 1.01.

“Purchase Price” has the meaning set forth in Section 1.03.

“Relevant Group” means any affiliated, combined, consolidated, unitary or other group for Tax purposes of which Seller is or was a member.

 “Software” shall mean all software, computer programs, operating systems, interfaces, firmware, modules, algorithms, methodologies and routines (in both source code and object code form) and all documentation relating to any of the foregoing.

“Tax” (and, with correlative meaning, “Taxes” and “Taxable”) means (i) any federal, state, local or foreign income, gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, registration, value added, excise, escheat, natural resources, severance, stamp, occupation, premium, windfall profits, environmental, customs, duty, real property, real property gains, personal property, capital stock, social security, unemployment, disability, payroll, license, employee or other withholding or other tax assessment, fees, levy or other governmental charge of any kind whatever, whether disputed or not, including any interest, penalties or additions to tax; (ii) any liability for or in respect of the payment of any amount of a type described in clause (i) of this definition arising as a result of being or having been a member of any Relevant Group; and (iii) any liability for or in respect of the payment of any amount of a type described in clauses (i) or (ii) of this definition as a transferee or successor, by contract or otherwise.

“Tax Return” means any return, declaration, report, claim for refund, information return or other document filed or required to be filed in connection with the determination, assessment or collection of Taxes or the administration of any Law relating to any Taxes (including any amendments or schedules, attachments or other supporting documentation with respect thereto).

“Third-Party Approvals” has the meaning set forth in Section 2.02(d).

“Transfer Taxes” means sales, use, transfer, real property transfer, filing, recording, stock transfer, stamp, stamp duty reserve, value added, documentary and other similar Taxes.

“Transferred Permits” has the meaning set forth in Section 3.06.

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ARTICLE VIII

TERMINATION

Section 8.01 Termination.

This Agreement may be terminated at any time prior to the Closing:

(a) by the mutual written consent of Seller and Buyer;

(b) by Buyer by written notice to Seller if:

(i) Buyer is not then in material breach of any provision of this Agreement and there has been a breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by Seller pursuant to this Agreement that would give rise to the failure of any of the conditions specified in Section 2.02 and such breach, inaccuracy or failure has not been cured by Seller within fifteen (15) days of Seller’s receipt of written notice of such breach from Buyer; or

(ii) any of the conditions set forth in Section 2.02 shall not have been, or if it becomes apparent that any of such conditions will not be, fulfilled by December 31, 2018, unless such failure shall be due to the failure of Buyer to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Closing;

 (c) by Seller by written notice to Buyer if:

(i) Seller is not then in material breach of any provision of this Agreement and there has been a breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by Buyer pursuant to this Agreement that would give rise to the failure of any of the conditions specified in Section 2.03 and such breach, inaccuracy or failure has not been cured by Buyer within fifteen (15) days of Buyer’s receipt of written notice of such breach from Seller; or

(ii) any of the conditions set forth in Section 2.03 shall not have been, or if it becomes apparent that any of such conditions will not be, fulfilled by December 31, 2018, unless such failure shall be due to the failure of Seller to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Closing;

(d) by Buyer or Seller in the event that (i) there shall be any Law that makes consummation of the transactions contemplated by this Agreement illegal or otherwise prohibited, or (ii) any Governmental Entity shall have issued an order restraining or enjoining the transactions contemplated by this Agreement, and such order shall have become final and non-appealable, or (iii) the Closing does not occur on or before June 30, 2019; provided that the right to terminate this Agreement under this Section 8.01(d)(iii) shall not be available to a Party if that Party is in breach of any representation, warranty, covenant or agreement under this Agreement that has been the cause of or resulted in the failure of the Closing to occur on or before such date.

(e) The Party desiring to terminate this Agreement pursuant to clause (b), (c) or (d) above shall give written notice of such termination to the other Party hereto.

Section 8.02 Effect of Termination

In the event of the termination of this Agreement in accordance with this Article VIII, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto except:

(a) as set forth in this Article VIII and Article VI hereof; and

(b) that nothing herein shall relieve any party hereto from liability for any willful breach of any provision hereof occurring prior such termination.

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ARTICLE IX

MISCELLANEOUS

Section 9.01 Publicity.

No public announcement or other publicity concerning this Agreement, or the transactions contemplated hereby shall be made by either Party hereto without the prior written consent of the other Party as to form, content, timing and manner of distribution. When any public disclosure is made concerning this Agreement, the disclosing Party will give the other Party an opportunity to review and comment on any such disclosure in advance of public release. Nothing contained herein shall prevent either Party from making any filing required by federal or state securities laws or stock exchange rules or to the extent that such disclosure is ordered by a court of competent jurisdiction or is otherwise required by law; provided, that such disclosing Party shall provide the other Party, if reasonably possible under the circumstances, prior notice of such disclosure as well as an opportunity to review and comment on the disclosure in advance of public release.

Section 9.02 No Solicitation.

Except as previously agreed to in writing by the other Party, neither Seller nor Buyer shall authorize or permit any of their officers, directors, agents, representatives, managers, members, agents or advisors to solicit, initiate or encourage or take any action to facilitate the submission of inquiries, proposals or offers from any Person relating to any matter concerning any merger, consolidation, business combination, recapitalization or similar transaction involving Seller or Buyer other than the transaction contemplated by this Agreement or any other transaction the consummation of which would or could reasonably be expected to impede, interfere with, prevent or delay the transactions contemplated hereby or dilute the benefits to each of the Parties of said transactions. Seller and Buyer will immediately cease and cause to be terminated any existing activities, discussions and negotiations with any parties conducted heretofore with respect to any of the foregoing.

Section 9.03 Expenses.

All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs and expenses.

Section 9.04 Notices.

All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.04):

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If to Seller:	IDTEC, LLC
6400 South Fiddlers Green Circle, Suite 525 Greenwood Village, CO 80111
Attention: Gary J. Graham, Managing Director
E-Mail: gary@firstcapitalventures.com

With a copy to:	Schlueter & Associates, P.C.
5290 DTC Parkway, Suite 150
Greenwood Village, CO 80111
Attention: Henry F. Schlueter, Esq. E-Mail: hfs@schlueterintl.com [Remainder of this page left blank intentionally]

If to Buyer:	TransBiotec, Inc. 400 N. Tustin Avenue, Suite 225 Santa Ana, CA 92705 Attention: Charles Bennington, President E-Mail: cbennington@transbiotec.com
With a copy to:	Law Offices of Craig V. Butler 300 Spectrum Center Drive, Suite 300 Irvine, CA 92618 Attention: Craig Butler, Esq. E-Mail: cbutler@craigbutlerlaw.com

Section 9.05 Headings.

The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

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Section 9.06 Severability.

If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

Section 9.07 Entire Agreement.

This Agreement, together with all the exhibits and schedules hereto and the documents to be delivered hereunder constitute the sole and entire agreement of the Parties to this Agreement with respect to the subject matter contained herein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement and the documents to be delivered hereunder, the exhibits and Disclosure Schedule (other than an exception expressly set forth as such in the Disclosure Schedule), the statements in the body of this Agreement will control.

Section 9.08 Successors and Assigns.

This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and permitted assigns. Neither Party may assign its rights or obligations hereunder without the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed. No assignment shall relieve the assigning Party of any of its obligations hereunder.

Section 9.09 No Third-party Beneficiaries.

This Agreement is for the sole benefit of the Parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 9.10 Amendment and Modification.

This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each Party hereto.

Section 9.11 Waiver.

No waiver by any Party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the Party so waiving. No waiver by any Party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

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Section 9.12 Governing Law.

This Agreement shall be governed by and construed in accordance with the internal laws of the State of Colorado without giving effect to any choice or conflict of law provision or rule (whether of the State of Colorado or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of Colorado.

Section 9.13 Arbitration

Any dispute, controversy, difference or claim arising out of or relating to this Agreement, including the existence, validity, interpretation, performance, breach or termination thereof or any dispute regarding non-contractual obligations arising out of or relating to it shall be referred to and finally resolved by arbitration administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Claims shall be heard by a single arbitrator. The place of arbitration shall be Denver, Colorado. The arbitration shall be governed by the laws of the State of Colorado.

Section 9.14 Specific Performance.

The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the Parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity.

Section 9.15 Counterparts.

This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

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[Remainder of this page left blank intentionally]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date by their respective officers thereunto duly authorized.

IDTEC, LLC, By First Capital Ventures, LLC, Manager

By:	/s/ Gary J. Graham
Gary J. Graham, Manager

TRANSBIOTEC, INC.

By:	/s/ Charles Bennington
Charles Bennington, President

25

Schedule 2.03(j)

Aged Liabilities

TRANSBIOTEC

SCHEDULE OF OTHER PAYABLES

MARCH 31, 2019

Description	Amount
Judgments Payable	91,930.00
Subcontractor - Pizzi	163,647.00
Employer Fed Payroll Taxes Q1 & Q2-2012	14,881.00
Old AP (Between 4-7 years) & Interest: Colorado Dept of Labor	1,540.33
Old AP (Between 4-7 years) & Interest: EDD	233.69
Old AP (Between 4-7 years) & Interest: Frank Goseco	4,240.00
Old AP (Between 4-7 years) & Interest: Gordon Pullin	1,322.25
Old AP (Between 4-7 years) & Interest: Michael Knight	134.38
Old AP (Between 4-7 years) & Interest: Michael Robbins	2,750.00
Old AP (Between 4-7 years) & Interest: Motor Saver Filters	1,600.00
Old AP (Between 4-7 years) & Interest: Pango Marketing	7,700.00
Old AP (Between 4-7 years) & Interest; Preferred Asset Management	30,873.54
Old AP (Between 4-7 years) & Interest: Tradewinds	6,000.00
Old AP (Between 4-7 years) & Interest: VCFO	15,262.50
Old AP (Between 4-7 years) & Interest: AB Goldberg	118.51
Old AP (Between 4-7 years) & Interest: SO Cal IP Law Group	1,093.00
Old AP (Between 4-7 years) & Interest: Sheridan Ross P.C.	1,595.67
Old AP (Between 4-7 years) & Interest: Ron Chadwick	2,500.00
Old AP (Between 4-7 years) & Interest: Chief Financial Outsourcing	71,750.61
Total Other Non-Related Payables:	419,172.48

26

Schedule 4.09

Buyer IP

U.S. Patent No. 6620108 B2, entitled “Apparatus and Method for Determining Machine Operator Status,” issued September 16, 2003

U.S. Patent No. 9,296,298 B2 (Registration No. 14/564,575), entitled “Alcohol Detection System for Vehicle Driver Testing With Temperature Compensation,” which patent issued March 29, 2016

Both patents are registered in the United States of America with the United States Patent and Trademark Office

27

Schedule 4.10

Delinquent SEC Reports

Quarterly Report on Form 10-Q for period ended September 30, 2018

Annual Report on Form 10-K for period ended December 31, 2018

28

EXHIBIT A

BILL OF SALE

KNOW ALL MEN BY THESE PRESENTS that IDTEC, LLC, a Colorado limited liability company with an office at 6400 South Fiddlers Green Circle, Suite 525, Greenwood Village, CO 80111 (the “Seller”) for good and valuable consideration, the receipt and sufficiency of which are hereby explicitly acknowledged and accepted, and intending to be legally bound, has granted, bargained, sold, conveyed, transferred, assigned and delivered, and by this Bill of Sale (the “Bill of Sale”) does hereby grant, bargain, sell, convey, transfer, assign and deliver to Transbiotec, Inc., a Delaware corporation with an office at 400 N. Tustin Avenue, Suite 225, Santa Ana, CA 92705 (the “Purchaser”), and the Purchaser’s successors and assigns, all of the right, title and interest of the Seller in the tangible and intangible assets of the Seller set forth on Exhibit “A” annexed to this Bill of Sale and hereby incorporated herein by reference (collectively the “Purchased Assets”).

TO HAVE AND TO HOLD unto the Purchaser, its successors and assigns, forever.

The Seller warrants: (i) that it has good title to the Purchased Assets and has the authority to sell and deliver the Purchased Assets to the Purchaser free of all liens and encumbrances; and (ii) the Seller acknowledges that the execution of this Bill of Sale by the Purchaser is to recognize the process being implemented but without fiduciary duty. The Seller and the Purchaser hereby acknowledge and agree that the Purchased Assets are being sold and conveyed on an “as is” basis, without any representations or warranties of any kind, expressed or implied, either oral or written, made by the Seller or any agent or representative of the Seller, with respect to the Purchased Assets other than so stated above. The Seller hereby disclaims any warranties of merchantability or fitness for a particular purpose or quality.

IN WITNESS WHEREOF, Seller has executed and delivered this Bill of Sale this ___ day of ___________ 2019.

IDTEC, LLC (Seller)

By: _______________

Gary J. Graham, Manager

AGREED TO AND ACCEPTED:

TRANSBIOTEC, INC. (Purchaser)

By: ____________________________

Charles Bennington, President

29

EXHIBIT “A”

 TO

BILL OF SALE

All of the right, title and interest of IDTEC, LLC (the “Seller”) in and to certain assets that was acquired from Gamma 2 Robotics, Inc. (“G2R”) by First Capital Holdings, LLC (“FCH”) at a sale under the security agreement for a promissory note issued by G2R, including: (a) robots, equipment, robotic equipment parts and supplies, spare parts, and tools; (b) software and databases, as well as related licenses; (c) intellectual property, (whether tangible or electronic), inventory, documents, any other contract rights, and all general intangibles (including without limitation all books, records, files, computer disks and software and all rights thereto; (d) domestic patent applications, trademarks, trademark applications, servicemarks, servicemark applications, including all rights to pursue patent infringement and other similar claims, all trade names, domain names and trade secrets, all confidential and proprietary business information, all licenses, all financial and marketing business data; (d) , and all other intellectual property; (d) goodwill and other intangible assets associated with the G2R’s intellectual property; (e) robotic and other equipment maintenance records, manuals and warranty information, research and development files; (f) rights and causes of action arising out of G2R’s confidentiality, non-disclosure, non- compete and/or similar agreements and arrangements, if any, with any of their employees, former employees, and business and/or other counterparties (collectively, the “Purchased Assets”).

TO HAVE AND TO HOLD all of the Purchased Assets hereby conveyed unto the Purchaser and its successors and assigns, to and for its and their own use and benefit forever. This instrument shall be binding upon the Seller and its successors and assigns and shall inure to the benefit of the Purchaser and its successors and assigns.

Acknowledged and agreed:

IDTEC, LLC

By: _______________________________

Gary J. Graham, Manager

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EXHIBIT B

FORM OF

INTELLECTUAL PROPERTY ASSIGNMENT

WHEREAS, IDTEC, LLC, a Colorado limited liability company having a place of business at 6400 South Fiddlers Green Circle, Suite 525, Greenwood Village, CO 80111 (“IDTEC”) is the owner of intellectual property listed in Exhibit A (“Intellectual Property”);

WHEREAS, TransBiotec, Inc., a Delaware corporation having a place of business of 400 N. Tustin Avenue, Suite 225, Santa Ana, CA 92705 (“ASSIGNEE”), desires to acquire all right, title, and interest in and to the Intellectual Property;

NOW THEREFORE, be it known that IDTEC, for and in consideration of certain good and valuable consideration, the sufficiency and receipt of which is acknowledged, does sell, assign, and transfer unto ASSIGNEE, its successors, legal representatives, and assigns, the Intellectual Property comprising inventions, trademarks, copyrights, know-how, customer lists, business information, and any other rights related thereto, which includes:

•	the inventions described in the listed patents and patent applications; the right to claim priority to the listed patents and pending patent applications; all continuation, divisional, continuation-in-part, and reissue applications associated with any patent issuing from, or related to, the patent applications; all foreign applications corresponding to the patent applications; all applications pursuant to the Patent Cooperation Treaty, which includes the right to be granted a patent in PCT contracting states; all applications for extension filed or to be filed for the inventions described in the patents and patent applications listed; and all Letters Patent, Invention Registrations, Utility Models, Extensions, Reissues, and other patent or registration rights obtained for the inventions in the United States or any other country.

IDTEC also assigns any right, title, and interest in and to any intellectual property related to the patents and patent applications that is not specifically listed in Exhibit A;

IDTEC warrants that it has all rights to the Intellectual Property and is under no obligation to make any assignment thereof to any other party; and

IDTEC further agrees to cooperate with ASSIGNEE in obtaining and sustaining any and all right to the Intellectual Property, which includes confirming ASSIGNEE’s exclusive ownership of the Intellectual Property.

This Assignment may be executed in one or more counterparts, each of which shall be deemed an original, but both of which shall constitute one and the same instrument.

BALANCE OF PAGE INTENTIONALLY LEFT BLANK

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IN WITNESS WHEREOF, the parties have executed this Assignment as of the date indicated hereunder.

IDTEC, LLC By: First Capital Ventures, LLC, Manager

Date: ______________	By:
Gary J. Graham
Title: Manager

TRANSBIOTEC, INC.

Date: ______________	By:
Charles Bennington
Title: President

STATE OF                                                                            )

) ss.

COUNTY OF                                                                         )

Subscribed and sworn to before me this     day of _______, 2019, by Gary J. Graham, President of IDTEC, LLC.

WITNESS my hand and official seal.

                                Notary Public

My commission expires:

STATE OF                                                                            )

) ss.

COUNTY OF                                                                         )

Subscribed and sworn to before me this     day of ________, 2019, by Charles Bennington, President of TransBiotec, Inc.

WITNESS my hand and official seal.

                                Notary Public

My commission expires:

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EXHIBIT A

Patents

Application No.	Patent No.	Filing Date	Issue Date	Title
11063497	7380618	02/22/2005	06/03/2008	STAIR CLIMBING PLATFORM APPARATUS AND METHOD
12130753	7806208	05/30/2008	10/05/2010	STAIR CLIMBING PLATFORM APPARATUS AND METHOD
15621920	9875648	06/13/2017	01/23/2018	METHODS AND SYSTEMS FOR REDUCING FALSE ALARMS IN A ROBOTIC DEVICE BY SENSOR FUSION

Patent Applications

Application No.	Filing Date	Title
15850474	12/21/2017	METHODS AND SYSTEMS FOR REDUCING FALSE ALARMS IN A ROBOTIC DEVICE BY SENSOR FUSION
US1737323 (PCT No.)	06/13/2017	METHODS AND SYSTEMS FOR REDUCING FALSE ALARMS IN A ROBOTIC DEVICE BY SENSOR FUSION

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EXHIBIT C

FORM OF

ASSIGNMENT OF CONTRACTS

FOR VALUE RECEIVED, IDTEC, LLC, a Colorado limited liability company, (the "Assignor") hereby assigns, transfers and sets over to TransBiotec, Inc., a Delaware corporation, (the "Assignee") all rights, title and interest held by Assignor in and to the contracts listed on Exhibit A hereto (the “Contracts”), which is incorporated herein by this reference.

The Assignor warrants and represents that said Contracts are in full force and effect and are fully assignable.

The Assignee hereby assumes and agrees to perform all the remaining and executory obligations of the Assignor under the Contracts and agrees to indemnify and hold the Assignor harmless from any claim or demand resulting from non-performance by the Assignee.

The Assignor hereby agrees to indemnify and hold the Assignee harmless with respect to the Assignor’s obligations under the Contracts that accrued prior to the date hereof, but expressly reserves its rights as to any defenses to such obligations.

The Assignee shall be entitled to all monies remaining to be paid under the Contracts, which rights are also assigned hereunder; provided that any such monies which are in payment for services rendered by the Assignor prior to the date of this Assignment, and which are listed on Exhibit B hereto, shall be paid over by the Assignee to the Assignor.

The Assignor warrants that the Contracts are without modification, and remain on the terms contained.

The Assignor further warrants that it has full right and authority to transfer said Contracts and that the contract rights herein transferred are free of lien, encumbrance or adverse claim.

This Assignment shall be binding upon and inure to the benefit of the parties, their successors and assigns.

This Assignment may be executed in one or more counterparts, each bearing the signatures of one or more parties. Each counterpart shall be considered an original and all of the counterparts shall constitute a single agreement binding all the parties as if all had signed a single document. For purposes of executing this Agreement, a document signed and transmitted by electronic means (such as in PDF format via e-mail or via facsimile machine) is to be treated as an original document. The signature of any party thereon, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document.

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Signed this _________ day of _______, 2019.

ASSIGNOR IDTEC, LLC., a Colorado limited liability company By: First Capital Ventures, LLC, Manager

Date	By:
Gary J. Graham, Manager

ASSIGNEE TransBiotec, Inc., a Delaware corporation

By:
Charles Bennington, President

35

EXHIBIT A

Contracts Assigned

•	Assignment and Transfer Agreement dated April 2, 2019 between First Capital Holdings, LLC, a Colorado limited liability company, and IDTEC, LLC

•	Assignment and Transfer Agreement dated April 2, 2019 between First Capital Holdings, LLC, a Colorado limited liability company, and IDTEC, LLC

36

EXHIBIT B

Amounts Due under the Contracts to be Paid Over to Assignor

37

EXHIBIT D

FORM OF PROMISSORY NOTE

EXHIBIT “D”

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF.  NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

TRANSBIOTEC, INC.

CONVERTIBLE PROMISSORY NOTE

   _______________ __, 2019

$__________	Santa Ana, California

1. Principal and Interest.

1.1 TransBiotec, Inc., a Delaware corporation (the "Company" or “Borrower”), for value received, hereby promises to pay to the order of IDTEC, LLC, a Colorado limited liability company (the "Lender") the sum of ___________________________ dollars ($___________) at the time and in the manner hereinafter provided.

1.2 This Promissory Note (the "Note") shall bear interest at the rate of 10% per annum simple interest from the date of issuance of this Note until paid in full. No payment of principal under this Note shall be due until the earlier of (i) demand for payment from Lender, or (ii) that date upon which the Company shall have closed with Lender upon the proposed injection of assets into the Company by Lender (the earlier of said dates to be referred to herein as the "Demand Date") unless there is an Event of Default as described in Section 2 below, in which case such payment shall be accelerated. Commencing on the Demand Date, all principal and accrued but unpaid interest hereunder shall be payable upon demand. The parties agree that Lender may demand that interest be paid without demanding that principal be paid. Notwithstanding the foregoing, this Note may be prepaid by the Company without penalty at any time. Any prepayment will be credited first against accrued interest then principal.

1.3 Upon payment in full of the principal hereof and accrued interest hereunder, this Note shall be surrendered to the Company for cancellation.

1.4 The principal of and interest on this Note shall be payable at the principal office of the Company and shall be forwarded to the address of the Lender hereof as such Lender shall from time to time designate.

2. Event of Default. The occurrence of any one or more of the following events (regardless of the reason therefor), shall constitute an "Event of Default" hereunder:

(a) The Company shall fail to make any payment of principal of, or interest on, or any other amount owing in respect of, the Note when due and payable or declared due and payable, and such failure shall have remained unremedied for a period of five (5) business days.

38

(b) A case or proceeding shall have been commenced against the Company in a court having competent jurisdiction (i) seeking a decree or order in respect of the Company under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal, state or foreign bankruptcy or other similar law, (ii) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) of the Company or of any substantial part of its properties, or (iii) ordering the winding-up or liquidation of the affairs of the Company, and any such case or proceeding shall remain undismissed or unstayed for sixty (60) consecutive days or such court shall enter a decree or order granting the relief sought in such case or proceeding.

(c) The Company shall (i) file a petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal, state or foreign bankruptcy or other similar law, (ii) consent to the institution of proceedings thereunder or to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) of the Company or of any substantial part of its properties, or (iii) fail generally to pay its debts as such debts become due.

(d) Final judgment or judgments (after the expiration of all times to appeal therefrom) for the payment of money in excess of $1,000,000 in the aggregate shall be rendered against the Company and the same shall not (i) be fully covered by insurance or bonded over, or (ii) within thirty (30) days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or have been discharged within five (5) days after the expiration of any such stay.

(e) The Company breaches any material covenant or other material term or condition of this Note in any material respect.

(f) Any material representation or warranty of the Company made herein or in connection herewith shall be false or misleading in any material respect as of the date made.

3. Security. This Note shall be secured by a first priority security lien or security interest in the Company’s Patents, Trademarks, Tradenames and other intellectual property described in Exhibit A, attached hereto and incorporated herein by reference. The Company agrees to execute and deliver any and all documents, instruments, security agreements, pledge agreements, financing statements or other document or filings with the US Patent and Trademark office or any other governmental agency or authority.

4. Attorney's Fees. If the indebtedness represented by this Note or any part thereof is collected in bankruptcy, receivership or other judicial proceedings or if this Note is placed in the hands of attorneys for collection after default, the Company agrees to pay, in addition to the principal and interest payable hereunder, reasonable attorneys' fees and costs incurred by the Lender.

5. No Prepayment. The Company shall not have any right to prepay this Note.

6. Conversion.

6.1 Voluntary Conversion. The Lender shall have the right, exercisable in whole or in part, to convert the outstanding principal and accrued interest hereunder into a number of fully paid and nonassessable whole shares of the Company's $0.001 par value common stock ("Common Stock") determined in accordance with Section 6.2 below upon written notice to the Company at any time beginning fifteen trading days after the closing of the asset purchase in which Lender will sell and the Company will buy the assets previously owned by Gamma 2 Robotics, Incorporated (the “Transaction”).

6.2 Shares Issuable The number of Company shares to be issued upon conversion of the Note shall be calculated by dividing the outstanding principal amount, plus any accrued interest due and owing on the Note, by fifty (50%) percent of the average closing price of the Company’s Common Stock in the over the counter market or on a listed exchange beginning 15 trading days following the closing of the Transaction. The average closing price will be determined by adding the closing prices for the Company’s common stock for ten consecutive trading days immediately preceding written notice of conversion by ten (10). For example, if the average closing price was $1.00 for that ten-day period, and the Principal of $100,000 plus accrued interest of $10,000 would be convertible into 220,000 Conversion Shares ($110,000 / (.5 X $1.00) = 220,000 shares).

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6.3 Notice and Conversion Procedures. After receipt of demand for repayment, the Company agrees to give the Lender notice at least five (5) business days prior to the time that the Company repays this Note. If the Lender elects to convert this Note, the Lender shall provide the Company with a written notice of conversion setting forth the amount to be converted. The notice must be delivered to the Company together with this Note. Within twenty (20) business days of receipt of such notice, the Company shall deliver to the Lender certificate(s) for the Common Stock issuable upon such conversion and, if the entire principal amount hereunder was not so converted, a new note representing such balance. The shares of Common Stock issuable upon such conversion shall be deemed issued and outstanding upon receipt of the notice of conversion.

6.4 Anti-Dilution Provisions.

(a) Adjustments of Note Conversion Price. If the Company should at any time, or from time to time, during the term of this Note issue or sell any shares of Common Stock (other than the Conversion Shares which may be purchased upon conversion of the Notes, stock purchased pursuant to options, warrants and/or conversion rights outstanding as of the date of this Note and stock purchased pursuant to rights or options which may be granted to employees of the Company whether or not pursuant to a plan) without consideration or for a consideration per share less than the Note Conversion Price in effect immediately prior to the time of such issue or sale, then forthwith upon such issue or sale, the Note Conversion Price shall be adjusted to a price (computed to the nearest cent) determined by dividing (i) the sum of (x) the number of shares of Common Stock outstanding immediately prior to such issue or sale multiplied by the Note Conversion Price in effect immediately prior to such issue or sale, and (y) the consideration, if any, received by the Company upon such issue or sale, by (ii) the total number of shares of Common Stock outstanding immediately after such issue or sale. For purposes of this subsection 6.4(a), the following provisions (1) to (5) shall also be applicable:

(1) Options. In case at any time hereafter the Company shall in any manner grant any right to subscribe for or to purchase, or any option for the purchase of Common Stock or any stock or other securities convertible into or exchangeable for Common Stock (such convertible or exchangeable stock or securities being hereinafter referred to as “Convertible Securities") other than the Notes and other than rights or options which may be granted to employees of the Company whether or not pursuant to a plan, and the minimum price per share for which Common Stock is issuable, pursuant to such rights or options or upon conversion or exchange of such Convertible Securities (determined by dividing (i) the total amount if any, received or receivable by the Company as consideration for the granting of such rights or options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of such rights or options, plus in the case of such Convertible Securities, the minimum aggregate amount of additional consideration if any, payable upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable pursuant to such rights or options or upon the conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such rights or options) shall be less than the Note Conversion Price in effect immediately prior to the time of the granting of such rights or options, then the total maximum number of shares of Common Stock issuable pursuant to such rights or options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such rights or options shall (as of the date of granting of such rights or options) be deemed to be outstanding and to have been issued for said price per share as so determined; provided, that no further adjustment of the Note Conversion Price shall be made upon the actual issue of Common Stock deemed to have been issued; and further provided, that, upon the expiration of such rights (including rights to convert or exchange) or options, (a) the number of shares of Common Stock deemed to have been issued and outstanding by reason of the fact that they were issuable pursuant to such rights or options (including rights to convert or exchange) were not exercised, shall no longer be deemed to be issued and outstanding, and (b) the Note Conversion Price shall forthwith be adjusted to the price which would have prevailed had all adjustments been made on the basis of the issue only of the shares of Common Stock actually issued upon the exercise of such rights or options or upon conversion or exchange of such Convertible Securities.

(2) Convertible Securities. In case the Company shall in any manner, subsequent to issuance of this Note, issue or sell any Convertible Securities, and the minimum price per share for which Common Stock is issuable upon conversion or exchange of such Convertible Securities (determined by dividing (i) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Note Conversion Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall (as of the date of the issue or sale of such Convertible Securities) be deemed to be outstanding and to have been issued for said price per share as so determined; provided, that no further adjustment of the Note Conversion Price shall be made upon the actual issue of Common Stock so deemed to have been issued, and, further provided, that if any such issue or sale of such Convertible Securities is made upon exercise of any right to subscribe for or to purchase or any option to purchase any such Convertible Securities for which an adjustment of the Note Conversion Price has been or is to be made pursuant to other provisions of this subsection 6.4(a) no further adjustment of the Note Conversion Price shall be made by reason of such issue or sale; and, further provided. that, upon the termination of the right to convert or to exchange such Convertible Securities for Common Stock, (a) the number of shares of Common Stock deemed to have been issued and outstanding by reason of the fact that they were issuable upon conversion or exchange of any such Convertible Securities, which were not so converted or exchanged, shall no longer be deemed to be issued and outstanding, and (b) the Note Conversion Price shall forthwith be adjusted to the price which would have prevailed had all adjustments been made on the basis of the issue only of the number of shares of Common Stock actually issued upon conversion or exchange of such Convertible Securities.

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(3) Determination of Issue Price. In case any shares of Common Stock or Convertible Securities or any rights or options to purchase any such stock or securities shall be issued for cash, the consideration received therefor, after deducting therefrom any commission or other expenses paid or incurred by the Company for any underwriting of, or otherwise in connection with, the issuance thereof, shall be deemed to be the amount received by the Company therefor. in case any shares of Common Stock or Convertible Securities or any rights or options to purchase any such stock or securities shall be issued for a consideration part or all of which shall be other than cash, then, for the purpose of this subsection 6.4 (a), the Board of Directors of the Company shall make a good faith determination of the fair value of such consideration, irrespective of accounting treatment, and such Common Stock, Convertible Securities, rights or options shall be deemed to have been issued for an amount of cash equal to the value so determined by the Board of Directors. The reclassification of securities other than Common Stock into securities including Common Stock shall be deemed to involve the issuance for a consideration other than cash of such Common Stock immediately prior to the close of business on the date fixed for the determination of security Lenders entitled to receive such Common Stock. In case any shares of Common Stock or Convertible Securities or any rights or options to purchase any such stock or other securities shall be issued together with other stock or securities or other assets of the Company for a consideration which includes both, the Board of Directors of the Company shall determine what part of the consideration so received is to be deemed to be consideration for the issue of such shares of such Common Stock, Convertible Securities, rights or options.

(4) Determination of Date of Issue. In case the Company shall take a record of the Lenders of any Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock or in Convertible Securities, or (ii) to subscribe for or purchase Common Stock or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(5) Treasury Shares. For the purpose of this subsection 6.4(a), shares of Common Stock at any relevant time owned or held by or for the account of the Company shall not be deemed outstanding.

(b) Adjustment of Number of Shares. Anything in this Section 6.4 to the contrary notwithstanding, in case the Company shall at any time issue Common Stock or Convertible Securities by way of dividend or other distribution on any stock of the Company or subdivide or combine the outstanding shares of Common Stock, the Note Conversion Price shall be proportionately decreased in the case of such issuance (on the day following the date fixed for determining shareholders entitled to receive such dividend or other distribution) or decreased in the case of such subdivision or increased in the case of such combination (on the date that such subdivision or combination shall become effective).

(c) No Adjustment for Small Amounts. Anything in this Section 6.4 to the contrary notwithstanding, the Company shall not be required to give effect to any adjustment in the Note Conversion Price unless and until the net effect of one or more adjustments, determined as above provided, shall have required a change of the Note Conversion Price by at least one cent, but when the cumulative net effect of more than one adjustment so determined shall be to change the actual Note Conversion Price by at least one cent, such change in the Note Conversion Price shall thereupon be given effect.

(d) Number of Shares Adjusted. Upon any adjustment of the Note Conversion Price, the Lender shall thereafter (until another such adjustment) be entitled to purchase, at the new Note Conversion Price, the number of shares, calculated to the nearest full share, obtained by multiplying the number of shares of Common Stock initially issuable upon conversion of this Note by the Note Conversion Price in effect on the date hereof and dividing the product so obtained by the new Note Conversion Price.

(e) Common Stock Defined. Whenever reference is made in this Section 6.4 to the issue or sale of shares of Common Stock, the term "Common Stock” shall mean the Common Stock of the Company, if the Common Stock shall be divided into classes, and if not so divided, then the Common Stock of the Company of the class authorized as of the date hereof, and any other class of stock ranking on a parity with such Common Stock. Shares issuable upon conversion hereof shall include only shares of the class designated as Common Stock of the Company as of the date hereof, or as Common Stock if the Common Stock shall have been divided into classes as of the date hereof.

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6.5 No Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of this Note. In lieu of the Company issuing any fractional shares to the Lender upon the conversion of this Note, the Company shall pay to the Lender the amount of outstanding principal and interest hereunder that is not so converted.

7. Representations, Warranties and Covenants of the Company. The Company represents, warrants and covenants with the Lender as follows:

(a) Authorization; Enforceability. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Note and the performance of all obligations of the Company hereunder has been taken, and this Note constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(b) Governmental Consents. No consent, approval, qualification, order or authorization of, or filing with, any local, state or federal governmental authority is required on the part of the Company in connection with the Company's valid execution, delivery or performance of this Note except any notices required to be filed with the Securities and Exchange Commission under Regulation D of the Securities Act of 1933, as amended (the "1933 Act"), or such filings as may be required under applicable state securities laws, which will be timely filed within the applicable periods therefor.

(c) No Violation. The execution, delivery and performance by the Company of this Note and the consummation of the transactions contemplated hereby will not result in a violation of its Certificate of Incorporation or Bylaws, in any material respect of any provision of any mortgage, agreement, instrument or contract to which it is a party or by which it is bound or, to the best of its knowledge, of any federal or state judgment, order, writ, decree, statute, rule or regulation applicable to the Company or be in material conflict with or constitute, with or without the passage of time or giving of notice, either a material default under any such provision or an event that results in the creation of any material lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to the Company, its business or operations, or any of its assets or properties.

8. Representations and Covenants of the Lender. The Company has entered into this Note in reliance upon the following representations and covenants of the Lender:

(a) Investment Purpose. This Note and the Common Stock issuable upon conversion of the Note are acquired for investment and not with a view to the sale or distribution of any part thereof, and the Lender has no present intention of selling or engaging in any public distribution of the same except pursuant to a registration or exemption.

(b) Private Issue. The Lender understands (i) that this Note and the Common Stock issuable upon conversion of this Note are not registered under the 1933 Act or qualified under applicable state securities laws, and (ii) that the Company is relying on an exemption from registration predicated on the representations set forth in this Section 8.

(c) Financial Risk. The Lender has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment and has the ability to bear the economic risks of its investment.

(d) Risk of No Registration. The Lender understands that if the Company does not continue to file reports under Section 12 of the Securities Exchange Act of 1934 (the "1934 Act"), or file reports pursuant to Section 15(d) of the 1934 Act, or if a registration statement covering the securities under the 1933 Act is not in effect when it desires to sell the Common Stock issuable upon conversion of the Note, it may be required to hold such securities for an indefinite period. The Lender also understands that any sale of the Note or the Common Stock which might be made by it in reliance upon Rule 144 under the 1933 Act may be made only in accordance with the terms and conditions of that Rule.

9. Assignment. Subject to the restrictions on transfer described in Section 12 below, the rights and obligations of the Company and the Lender shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

10. Waiver and Amendment. Any provision of this Note may be amended, waived or modified upon the written consent of the Company and the Lender.

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11. No Other Notes. The parties hereto agree that this Note shall supercede any and all Notes previously issued by the Company to the Lender.

12. Transfer of This Note or Securities Issuable on Conversion Hereof. With respect to any offer, sale or other disposition of this Note or securities into which this Note may be converted, the Lender will give written notice to the Company prior thereto, describing briefly the manner thereof. Unless the Company reasonably determines that such transfer would violate applicable securities laws and notifies the Lender thereof within five (5) business days after receiving notice of the transfer, the Lender may effect such transfer. Each Note thus transferred and each certificate representing the securities thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the 1933 Act, unless in the opinion of counsel for the Company such legend is not required in order to ensure compliance with the 1933 Act. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.

13. Notices. Any notice, other communication or payment required or permitted hereunder shall be in writing and shall be deemed to have been given upon delivery if personally delivered or three (3) business days after deposit if deposited in the United States mail for mailing by certified mail, postage prepaid, and addressed as follows:

If to Lender:	LENDER IDTEC, LLC 6400 South Fiddlers Green Circle, Suite 525 Greenwood Village, Colorado 80111 Phone: 303-903-7569
If to Company:	TransBiotec, Inc. 400 N. Tustin Ave., Suite 225 Santa Ana, CA 92705 Attention: Charles Bennington Phone: (949) 285-9454

Each of the above addressees may change its address for purposes of this Section by giving to the other addressee notice of such new address in conformance with this Section.

14. Governing Law. This Note is being delivered in and shall be construed in accordance with the laws of the State of Delaware, without regard to the conflicts of laws provisions thereof.

15. Heading; References. All headings used herein are used for convenience only and shall not be used to construe or interpret this Note. Except as otherwise indicated, all references herein to Sections refer to Sections hereof.

16. Waiver by the Company. The Company hereby waives demand, notice, presentment, protest and notice of dishonor.

17. Delays. No delay by the Lender in exercising any power or right hereunder shall operate as a waiver of any power or right.

18. Severability. If one or more provisions of this Note are held to be unenforceable under applicable law, such provision shall be excluded from this Note and the balance of the Note shall be interpreted as if such provision was so excluded and shall be enforceable in accordance with its terms.

19. No Impairment. The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Note and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Lenders of this Note against impairment.

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IN WITNESS WHEREOF, TransBiotec, Inc. has caused this Note to be executed in its corporate name and this Note to be dated, issued and delivered, all on the date first above written.

TRANSBIOTEC, INC.

By:
Charles Bennington, President
Title

LENDER IDTEC, LLC

By:
Gary J Graham, Manager

LIST OF PROPERTY SECURING THE CONVERTIBLE PROMISSORY NOTE

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EXHIBIT E

FORM OF EMPLOYMENT AGREEMENT

This Executive Employment Agreement including the attached Exhibits A and B (collectively the "Employment Agreement"), is made this ____ day of May, 2019 between TransBiotec, Inc., a Delaware corporation whose business address is 400 Tustin Avenue, Suite 225, Santa Ana, CA 92705 (the "Company"), and _______________________, an individual residing at ________________________________________ (the "Executive"). The Company and the Executive are sometimes hereinafter individually referred to as a "Party" or collectively as the "Parties".

W I T N E S S E T H:

WHEREAS, the Company is desirous of employment of the Executive as the Company's ___________________________________ on the terms and conditions and for the consideration set forth in this Employment Agreement;

WHEREAS, the Company anticipates closing an asset purchase agreement with IDTEC, LLC, and this Employment Agreement is intended by both the Company and Executive to be effective at the time of the closing; and

WHEREAS, the Executive is desirous of employment by the Company on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements herein contained, the receipt and adequacy of which are hereby acknowledged and accepted, the Parties hereby agree as follows:

1. Employment. The Company hereby employs the Executive and the Executive hereby agrees to enter the employ of the Company as its __________________________ effective as of the closing date of the purchase of certain assets from IDTEC, LLC by the Company (“Closing Date”). The term of which employment shall end upon the third anniversary of the Closing Date (the "Employment Period"). The Executive shall, in the performance of his duties, be at all times subject to the direction, supervision and authority of the Company's Chairman and the Board of Directors (the "Board").

2. No Breach of Obligation. The Executive represents and warrants to the Company that the Executive possesses the requisite skill and experience and is ready, willing and able to perform those duties attendant to the position for which the Executive has been hired and which the Executive shall perform during the Employment Period. The Executive further represents that the Executive's entry into the Employment Agreement does not constitute a breach of any agreement with any other person, firm or corporation, nor does any prior agreement between the Executive and any person, firm or corporation contain any restriction or impediment to the ability of the Executive to perform those duties for which the Executive was hired or which may be reasonably expected of the Executive.

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3. Services and Board Membership.

A. Services. During the Employment Period, the Executive shall perform to the best of the Executive's ability the following services and duties in such manner and at such times as the Company may direct; the following being included by way of example and not by way of limitation:

(i) Provide active leadership and participation in managing the Company’s progress in attaining revenue and profitability objectives and revising objectives and plans responsive to current and anticipated financial, economic and industry market conditions;

(ii) Identify and obtain Board approval of such additional member or members of senior management as shall be necessary for the achievement of the Company’s objectives, recruit qualified candidates for Board approval, hire the approved candidate or candidates and thereafter train, monitor and supervise the candidate or candidates;

(iii) Monitor and evaluate the performance of the Company’s senior management and employees for conformity with allocated resources and established goals, policies and contribution toward achievement of the Company’s objectives;

(iv) Initiate, plan, organize and assume responsibility for the integration of the Company’s research and development objectives, product positioning, marketing and sales, operations, etc.

(v) Initiate, plan, organize, monitor and evaluate the Company’s investor relations and public relations programs for conformity with allocated resources and established goals, policies and contribution toward achievement of the Company’s objectives;

(vi) Monitor, evaluate and participate in the Company’s capital market development programs;

(vii) Act as the Company’s principal spokesperson to the investment community, other capital sources, and external media to reach the broadest possible audiences;

(viii) Develop, implement and manage the Company’s financial and strategic plans, goals and strategic relationships required to commercialize the Company’s intellectual property, robotic products and technologies; and

(ix) Perform such other duties as shall reasonably be assigned to the Executive by the Company's Board.

B. Performance of the Services. The Executive's services shall be performed at the locations required by the Company's business needs within or outside of the State of Colorado. Following the Closing, the Company anticipates relocating it executive offices from California to Colorado. Excluding any periods of vacation and other time off to which the Executive is entitled, the Executive agrees to devote the Executive's full time and attention to the business and affairs of the Company. In this regard, and to the extent necessary to discharge the responsibilities assigned to the Executive hereunder, the Executive shall use the Executive's best efforts to perform such responsibilities. It shall not be a violation of this Employment Agreement for the Executive: (a) to serve on academic, corporate, civic, charitable, governmental, non-profit or religious boards or committees of such other entities; (b) participate in political activities and fundraising; and (c) manage personal investments, so long as, in each case, such activities do not create any conflicts of interest with the business of the Company or interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Employment Agreement.

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C. Board Membership. At the commencement of the Employment Period, the Executive shall be nominated and, if elected, agrees to serve as a member of the Company’s Board of Directors.

4. Compensation, Stock Grant and Repayment of Outstanding Obligations to the Executive.

A. Base Salary. Following the Closing Date, the Executive shall receive an annual base salary of $__________________ (the "Annual Base Salary"). Subject to applicable withholding taxes and other payroll deductions, the Annual Base Salary shall be payable in accordance with the Company's generally applicable payroll practices and policies. The Executive's Annual Base Salary shall be reviewed during the 4th quarter of each year of the Employment Period by the Company's Compensation Committee or if no such committee exists by the entire Board with the Executive not participating, with the objective of determining the subsequent year's Annual Base Salary for the Executive; provided that the Company shall be under no obligation to increase the Annual Base Salary.

B. Bonus Plan and Participation.

(i) The Annual Bonus Plan. During 2019, the Company will establish an annual bonus plan for the Executive with the objective of attaining an annual bonus up to a maximum of 50% of the Executive's prior year’s Annual Base Salary (the "Annual Bonus Plan"). The components and objectives of the Executive's Annual Bonus Plan and the amount of the Annual Bonus related thereto will be determined the Compensation Committee of the Company's Board, or if no such committee exists, by the entire Board with the Executive not participating. The Executive's Annual Bonus Plan may include sales, financial, operational or other milestones to be accomplished within specified timeframes. Except for the Executive’s 2019 Annual Bonus, the Executive’s Annual Bonus for the second and third years of the Employment Period, if any, under the Annual Bonus Plan will be determined at the end of each of the Company's fiscal years during the Employment Period and shall be paid prior to the end of the first quarter of the following fiscal year.

C. Incentive Stock Option. Upon the Closing Date the Executive shall be issued ______ ten-year Incentive Stock Options under the Company’s Omnibus Stock Plan at the closing price of the Company’s common stock on the Closing Date, with one-third of the options vesting at the end of each year during the term of the Employment Agreement.

D. Change of Control Option Vesting. In the event of a Change of Control of the Company as that phrase is defined in the next sentence, the Executive’s entire Granted ISOs shall vest and be exercisable. As used in this Employment Agreement, the phrase “Change of Control” shall be deemed to mean any of the following occurring after the Closing Date: (i) the Company consolidates with, amalgamates or merges with or into, another business entity or any business entity consolidates with, or amalgamates or merges with or into the Company; (ii) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the Company’s assets (determined on a consolidated basis) to any individual, firm, entity or group other than pursuant to a transaction in which individuals that beneficially owned directly or indirectly, voting shares representing a majority of the total voting power of the Company; (iii) the adoption of a plan the consummation of which would result in the liquidation or dissolution of the Company; and (iv) the acquisition, directly or indirectly, by any individual, firm, entity or group of beneficial ownership of more than 50% of the aggregate voting power of the Company’s voting shares.

E. Executive Benefits. The Executive shall be allowed to participate on the same basis as other employees of Company in all of the Company's employee benefit plans and programs, including improvements or modifications of such plans and programs. Nothing in this Employment Agreement shall be construed as limiting or restricting any benefit to the Executive under any pension, profit-sharing or similar retirement plan, or under any group life or group health or accident or other plan of the Company, for the benefit of its employees generally or a group of them, now or hereafter in existence.

F. Expenses. The Executive shall be entitled to receive prompt reimbursement for all out-of-pocket expenses incurred by the Executive in connection with the performance of his/her duties in accordance with the Company's expense reimbursement policy, together with such additional arrangements as shall have been approved by the Company's Board.

G. Paid Time Off ("PTO"). The Company will adopt and implement a PTO policy prior to July 31, 2019 for its employees. The PTO plan includes a listing of categories such as personal, sick, and vacation days absent time and related number of days within each category for all employees including the Executive. Modification of the PTO plan will require the approval of the Company's Board prior to implementation. No cash compensation will be paid for any days which exceed the PTO schedule adopted by the Company.

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H. Termination Severance. The Executive shall be entitled to the severance payments indicated in Section 5.D.3.) (c), Section 5. D. 4.) (c) and Section 5. D. 5.) (b) of this Employment Agreement.

5. Termination of the Agreement by the Company and Cessation of Services by the Executive.

A. Death of the Executive. The Employment Period shall terminate automatically upon Executive's death.

B. Termination by the Company. The Company may terminate the Employment Period, as follows:

(i) Without Cause. The Company may terminate the Employment Period for any reason upon at least 30 days' prior written notice to the Executive;

(ii) By Disability. In the event the Executive becomes permanently disabled or incapacitated, the Company may terminate the Employment Period. The term "permanently disabled or incapacitated" means any ailment or condition which prevents the Executive from actively carrying out the Executive's duties hereunder for the Company for a continuous period of at least 90 days as determined by a physician selected by the Board (the “Disability Date”); and

(iii) For Cause. The Company may terminate the Employment Period for "Cause," upon at least three days' prior written notice to the Executive. "For Cause" shall mean:

(a) The commission by Executive in connection with the Executive's employment of any material act of dishonesty, fraud or misrepresentation;

(b) Conviction or plea of nolo contendere of the Executive for a felony;

(c) Executive's willful misconduct that causes material economic harm to the Company or that brings substantial discredit to the Company's reputation;

(d) Executive's breach of a material provision of the Executive's Employment Agreement, which breach is not cured by the Executive within 30 days after the Company gives written notice of the breach to the Executive; and

(e) Violation of any material fiduciary duty owed to the Company.

C. Termination by the Executive. The Executive may terminate the Employment Period, as follows:

(i) Without Good Reason. The Executive may terminate the Employment Period for any reason upon at least 90 days' prior written notice to the Company.

(ii) For Good Reason. The Executive may terminate the Employment Period for "Good Reason," after at least 30 days' prior written notice to the Company specifying the “Good Reason” and following the Company’s right to cure the alleged Good Reason breach within 30 day. Good Reason shall mean:

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(a) The reduction of Executive's Annual Base Salary without the Executive's consent;

(b) The failure by the Company to pay any amount owed to the Executive under this Employment Agreement when due; and

(c) Any material change in the Executive's title, responsibilities or authority that is not consistent with that customarily associated with the position of Chief Executive Officer.

D. Consequences of Termination of the Employment Period.

(i) Death of the Executive. If the Employment Period terminates as a result of the Executive's death, then:

(a) The Company shall pay the Executive's Annual Base Salary through the date of the Executive's death. In addition, and at the end of the fiscal year in which the Executive shall have died, the Company shall pay a pro rata portion of any bonus to which the Executive shall have earned under the Executive's Annual Bonus Plan through the date of the Executive's death pursuant to Subsection 5A of this Section 6 in accordance with their respective terms; and

(b) All ISO Option Shares that have vested as of the date of death shall remain vested, and all ISO Option Shares that would have vested during the 90-day period immediately following the Executive's death shall also automatically vest, and the ISO shall be exercisable for all such vested ISO Option Shares.

(ii) By the Company for Cause. If the Company terminates the Employment Period for Cause, then:

(a) The Company shall pay the Executive's Annual Base Salary through the date of termination pursuant to Subsection B of this Section 6 in accordance with its terms; and

(b) All ISO Option Shares that have vested as of the date of termination shall remain vested and exercisable in accordance with the 2019 Plan.

(iii) By the Company for the Executive’s Disability. If the Company terminates the Employment Period for Disability of the Executive, then:

(a) The Company shall pay the Executive's Annual Base Salary through the Disability Date pursuant to Subsection B of this Section 6 in accordance with its terms; and

(b) All ISO Option Shares that have vested as of the Disability Date shall remain vested and exercisable in accordance with the 2019 Plan; and

(c) The Executive shall be entitled to receive three (3) months' Severance payment of the equivalent of three (3) months of the Executive's Annual Base Salary through the Disability Date.

(iv) By the Executive for Good Reason. If the Executive terminates the Employment Period for Good Reason then:

(a) The Company shall pay the Executive's Annual Base Salary through the date of termination pursuant to Subsection C of this Section 6 in accordance with its terms;

(b) All ISO Option Shares that have vested as of the date of termination shall remain vested and exercisable in accordance with the 2019 Plan; and

(c) The Executive shall be entitled to receive a Severance payment of the equivalent of three (3) months of the Executive's Annual Base Salary through the date of termination and payable monthly for three (3) consecutive months.

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(v) By the Company without Cause. If the Company terminates the Employment Period without Cause, then:

(a) The Company shall pay the Executive's Annual Base Salary through the date of termination; and

(b) The Executive shall be entitled to receive a Severance payment of the equivalent of three (3) months of the Executive's Annual Base Salary through the date of termination and payable monthly for seven consecutive months; and

(c) The Company shall continue to pay its portion of Executive's health insurance premium in the same manner as during the Employment Period for a period of 90 days immediately following the date of termination of the Employment Period; and

(d) All ISO Option Shares earned through the date of termination all immediately become fully vested, and the ISO shall be exercisable for all such vested ISO Option Shares in accordance with the 2019 Plan.

6. Representations, Warranties and Covenants.

A. Representations, Warranties and Covenants of the Executive. By virtue of the Executive's execution hereof, and in order to induce the Company to enter into this Employment Agreement, the Executive hereby represents and warrants to and covenants with the Company as follows:

(i) He is not presently actively engaged in any business, employment or venture which is or may be in conflict with the business of the Company;

(ii) He has full power and authority to enter this Employment Agreement, to enter into and to otherwise perform this Employment Agreement in the time and manner contemplated;

(iii) He agrees to submit to a medical examination as may be required for the Company to obtain "key man" insurance coverage, provided that such medical examination is at the Company's expense;

(iv) He has the experience, skill and knowledge to perform the services expected of him hereunder;

(v) The information contained on the summary biography he submitted to the Company, a copy of which is annexed hereto as Exhibit "A" and hereby incorporated herein by reference, is true and correct and does not misstate or omit to state any material employment or other material fact;

(vi) The Executive is not the subject of any threatened or filed litigation not disclosed to the Company prior to the execution of this Employment Agreement;

(vii) The Executive's compliance with the terms and conditions of this Employment Agreement in the time and manner contemplated herein will not conflict with any instrument or agreement pertaining to the transaction contemplated herein; and will not conflict in, result in a breach of, or constitute a default under any instrument to which he is a party;

(viii) The Executive acknowledges that Severance shall only be paid in the event the Company terminates the Employment Period without Cause, due to the Executive's Disability, or the Executive terminates the Employment Period with Good Reason;

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(ix) The Executive has been advised, and by the execution of this Employment Agreement, accepts and acknowledges that none of the Vested and/or Granted ISO Option Shares shall have been registered under the Securities Act of 1933, as amended (the "Securities Act") or under any state securities law; and that in granting the Vested and Granted ISOs to the Executive, the Company is relying upon an exemption from registration based upon the Executive's investment representations. In this regard, the Executive hereby represents and warrants to the Company that: (a) he is acquiring the Vested and Granted ISOs for investment purposes and without a view to the transfer or resale thereof; (b) in the event he exercises the Vested and/or Granted ISOs, he will hold the Vested and/or Granted ISO Option Shares acquired upon exercise of the Vested and Granted ISOs for such period of time as shall be required by the Securities Act or as otherwise required or permitted by law; (c) any sale of the Vested and/or Granted ISO Option Shares will be accomplished only in accordance with the Securities Act and the rules and regulations of the Securities and Exchange Commission adopted thereunder; and (d) all certificates representing the Vested and/or Granted ISO Option Shares will bear a standard form or restrictive legend and be the subject of standard stop transfer orders on the transfer records of the Company or its transfer agent; and

(x) The Executive acknowledges and accepts that all certificates representing the Vested and/or Granted ISO Option Shares may be the subject of a lock up from the date the Company becomes publicly owned as may be required by the Company's underwriter(s).

B. Representations, Warranties and Covenants of the Company. By virtue of its execution of this Employment Agreement, the Company hereby represents and warrants to and covenants with the Executive as follows:

(i) The Company has full power, right and authority to execute and perform this Employment Agreement in the time and manner contemplated and all corporate action required to be taken by the Company to authorize and execute this Employment Agreement has been taken prior to the delivery hereof;

(ii) All requisite legal action required by the Company to cause the due execution and delivery of this Employment Agreement has been taken by the Company;

(iii) As of the date of this Employment Agreement, the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with full power and authority to conduct its business;

(iv) The person executing this Employment Agreement on behalf of the Company has been duly authorized to execute this Employment Agreement;

(v) The Vested and/or Granted ISO Option Shares issuable upon the Executive's exercise of the Vested and/or Granted ISOs shall be when issued, duly and validly issued, fully paid and non-assessable;

(vi) The Company agrees that the Annual Base Salary, payments under the Annual Bonus Plan and Severance, and all other payments due to the Executive shall constitute a wage claim under the laws of the State of Colorado; and

(vii) The Company shall reserve the Vested and/or Granted ISO Option Shares for issuance upon the Executive's exercise of the Vested and/or Granted ISOs; and

(viii) The Company is not the subject of any litigation not disclosed to the Executive prior to the execution of this Employment Agreement.

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7. Proprietary Information and Inventions.

Exhibit "B" annexed hereto and hereby incorporated herein by reference, sets forth the terms and conditions of the agreement of the Parties concerning proprietary information and inventions.

8. Successors.

This Employment Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Employment Agreement shall inure to the benefit of and be enforceable by the Executive's estate, heirs and legal representatives. This Employment Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Employment Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Employment Agreement, "Company" shall mean the Company and any successor to its business and/or assets by operation of law, or otherwise.

9. Indemnification.

If Executive is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (herein a “proceeding”), by reason of the fact that he is or was an employee (which term includes officer, director, agent and any other capacity) of the Company or is or was serving at the request of the Company as an employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as an employee or agent or in any other capacity while serving as an employee or agent, Executive shall be indemnified and held harmless by the Company to the fullest extent authorized by applicable law, against all expense, liability and loss (including, but not limited to, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid or to be paid in settlement) incurred or suffered by Executive in connection therewith and such indemnification shall continue as to Executive after he has ceased to be a director, officer, employee or agent and shall inure to the benefit of Executive’s heir, executors, and administrators for the applicable statute of limitations; provided, however, that the Company shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by Executive (other than a proceeding to enforce this paragraph 9) only if such proceeding (or part thereof) was authorized directly or indirectly by the Company’s Board. The right to indemnification conferred in this paragraph shall be a contract right and shall include the right to be, promptly upon request, paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the General Corporation Law of the State of Delaware requires the payment of such expenses incurred by an employee in his capacity as an employee (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, payment shall be made only upon delivery to the Company of an undertaking, by or on behalf of Executive, to repay all amounts so advanced if it shall ultimately be determined that Executive is not entitled to be indemnified under this paragraph or otherwise.

10. Non-Competition, Non-Disparagement and Non-Solicitation.

A. Non-Competition. During the Employment Period and for twenty-four (24) months after the termination of the Employment Period, Executive agrees that he will not, within North America, directly or indirectly, individually or on behalf of any other person, in any capacity whatsoever, carry on or engage in any business or undertaking that competes with the business or intended businesses of the Company.

B. Non-Disparagement. The Company and the Executive each shall refrain from publishing any oral or written statements about the other, any of their subsidiaries or affiliates, or any of such individuals' or entities' officers, employees, shareholders, agents or representatives, that are slanderous, libelous, or defamatory; or that constitute a misappropriation of the name or likeness of the Executive or the Company, any of their affiliates, or any of such individual's or entities' or their officers, employees, shareholders, agents, or representatives. A violation or threatened violation of this prohibition may be enjoined by the courts. The rights afforded under this provision are in addition to any and all rights and remedies otherwise afforded by law.

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C. Non-Solicitation. As part of the consideration for the compensation and benefits to be paid to the Executive thereunder, in keeping with the Executive's duties as a fiduciary, and in order to protect the Company's interest in the trade secrets of the Company, and as an additional incentive for the Company to enter into this Confidentiality Agreement, the Executive agrees that the Executive will not, directly or indirectly, for the Executive for others, knowingly induce any employee of the Company or any of its affiliates to terminate his or her employment with the Company or its affiliates, or knowingly hire or assist in the hiring of any such employee by any person, association, or entity not affiliated with the Company. The obligations in this Section shall extend during the Employment Period and for three years after the termination of the Employment Period. The Executive acknowledges that money damages would not be sufficient remedy for any breach of this Section by the Executive, and the Company shall be entitled to specific performance and injunctive relief as remedies for such breach or any threatened breach. Such remedies shall not be deemed the exclusive remedies for a breach, but shall be in addition to all remedies available at law or in equity to the Company, including, without limitation, the recovery of damages from the Executive and his agents involved in such breach.

11. Miscellaneous.

A. Governing Law. The interpretation and enforcement of this Employment Agreement, and the rights, obligations and remedies of the parties hereto, shall be governed by and construed in accordance with the laws of the State of Colorado, without regard to conflict of law principles.

B. Notices. All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other Party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

IF TO THE EXECUTIVE: IF TO THE COMPANY: 400 N. Tustin Avenue, Suite 225 Santa Ana, CA 92705

Or to such other address as either Party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

C. Severability. In the event that any provision of this Employment Agreement is held to be illegal, invalid or unenforceable, then such illegality, invalidity or enforceability shall not affect the other terms and provisions of this Employment Agreement which shall remain in full force and effect.

D. Withholding. The Company may withhold from any amounts payable under this Employment Agreement such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

E. Waiver. The Executive's or the Company's failure to insist upon strict compliance with any provision hereof or any other provision of this Employment Agreement or the failure to assert any right the Executive or the Company may have hereunder shall not be deemed to be a waiver of such provision or right or any other provision or right of this Employment Agreement.

F. Code Section 409A. Notwithstanding anything in this Employment Agreement or any other plan or agreement to the contrary, to the extent subject thereto, all deferred payments or benefits provided to the Executive shall comply with all applicable provisions of Section 409A of the Internal Revenue Code of 1986, as amended (and any related regulations or guidance).

G. Entire Agreement. Each of the Parties hereby covenants that this Employment Agreement supersedes any prior conversations or negotiation between them with respect to the subject matter of this Employment Agreement, and is intended to and does contain and embody herein all of the understandings and agreements, both written or oral, of the Parties hereby with respect to the subject matter of this Employment Agreement and that there exists no oral agreement or understanding, express or implied liability, whereby the absolute, final and unconditional character and nature of this Employment Agreement shall be in any way invalidated, empowered or affected. There are no representations, warranties or covenants other than those set forth herein.

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H. Headings. The section headings herein are inserted for the convenience of the parties only and are not to be construed as part of the terms of this Employment Agreement or to be taken into account in the construction or interpretation of this Employment Agreement.

I. Amendment and Modification. This Employment Agreement may be amended, modified or supplemented only by written agreement of the Parties hereto, which agreement shall have been duly authorized and approved by the Company and the Executive.

J. Prohibition against Assignment. The Executive agrees on behalf of himself and any other person or persons claiming any benefits under him by virtue of this Employment Agreement, and the Company agrees for itself and its successors and assigns, that this Employment Agreement and the rights, interests, and benefits hereunder shall not be assigned, transferred, pledged or hypothecated in any way by the Executive or by the Company. Any attempted assignment, transfer, pledge or hypothecation, or other disposition of this Employment Agreement or of such rights, interests and benefits contrary to the foregoing provisions shall be null and void and without effect and shall be deemed to be a material breach of this Employment Agreement.

K. Additional Instruments. Each Party shall from time to time, at the request of the other Party, execute, acknowledge and deliver to the other Party any and all further instruments that may be reasonably required to give full effect and force to the provisions of this Employment Agreement.

L. Originals. This Employment Agreement may be executed in counterparts each of which so executed shall be deemed an original and constitute one and the same agreement

M. Address of Parties. Each Party shall at all times keep the other informed of its principal place of business or residence if different from that stated herein, and shall promptly notify the other of any change, giving the address of the new principal place of business or residence.

N. Alternative Dispute Resolution (ADR). The Parties shall attempt to resolve any dispute that may arise in connection with this Employment Agreement through a process of mediation administered by JAMS (Arbitration, Mediation and ADR Services) or through selection of an agreed upon private individual outside of JAMS, with the mediation to be held in Denver County in the State of Colorado, unless the Parties agree on another venue. The Parties shall first attempt to settle the dispute by participating in at least ten (10) hours of mediation at the offices of the ADR Provider (or at another location if mutually agreed). The complaining Party must notify the other Party that a dispute exists. A designated individual mediator will be either agreed upon or if no agreement is reached, then selected within seven (7) days of notice according to JAMS' rules and procedures to conduct the mediation; provided that the mediator must not have any conflict of interest. The mediation will be held as soon as practicably possible. The mediation will be a nonbinding conference between the Parties conducted in accordance with the applicable rules and procedures of the mediator. Any mediation expenses shall be borne equally by the Executive and the Company. Neither of the Party shall initiate any litigation or an arbitration proceeding with respect to any dispute until the aforesaid mediation of the dispute is complete. Any mediation will be considered complete: (i) if the Parties enter into an agreement to resolve the dispute; (ii) with respect to the Party submitting the dispute to mediation, if the other Party fails to appear at or participate in a reasonably scheduled mediation conference; or (iii) if the dispute is not resolved within five (5) days after the mediation is completed. If any dispute remains between the Parties after the mediation is complete, then either Party may commence legal proceedings to resolve such dispute. Any litigation of a dispute must be initiated within one (1) year from the date on which either Party first provided written notice to the other of the existence of the dispute, and any Party who fails to commence litigation within the one-year period shall be deemed to have waived any of its affirmative rights and claims in connection with the dispute and shall be barred from asserting its rights and. claims at any time thereafter. Litigation shall be deemed commenced by a Party when the Party serves a complaint on the other Party with respect to the dispute.

IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization from the Board, the Company has caused this Employment Agreement to be executed in its name on its behalf, all effective as of the ___ day of May 2019.

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TRANSBIOTEC, INC.

By: ______________________________

Charles Bennington, Chairman of the Board

THE EXECUTIVE:

_________________________________

The balance of this page has intentionally been left blank.

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EXHIBIT “A”

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EXHIBIT “B”

EMPLOYEE PROPRIETARY INFORMATION

AND INVENTIONS AGREEMENT

In consideration of my employment or continued employment by Transbiotec, Inc., a Delaware corporation (the “Company”), and the compensation now and hereafter paid to me, I hereby agree as follows:

1. Nondisclosure

1.1 Recognition of Company’s Rights; Nondisclosure. At all times during my employment and thereafter (and for purposes of this Agreement, any reference to any period of employment shall also include any other provision of services to the Company, directly or indirectly), I will hold in strictest confidence and will not disclose, use, lecture upon or publish any of the Company’s Proprietary Information (defined below), except as such disclosure, use or publication may be required in connection with my work for the Company, or unless an officer of the Company expressly authorizes such in writing. I will obtain Company’s written approval before publishing or submitting for publication any material (written, verbal, or otherwise) that relates to my work at Company and/or incorporates any Proprietary Information. I hereby assign to the Company any rights I may have or acquire in such Proprietary Information and recognize that all Proprietary Information shall be the sole property of the Company and its assigns.

1.2 Proprietary Information. The term “Proprietary Information” shall mean any and all confidential and/or proprietary knowledge, data or information of the Company. By way of illustration but not limitation, “Proprietary Information” includes (a) trade secrets, inventions, mask works, ideas, samples, procedures and formulations for producing any such samples, media and/or processes, data, formulae, methods, software, source and object codes, programs, other works of authorship, know-how, improvements, discoveries, developments, developmental or experimental work, designs, and techniques (hereinafter collectively referred to as “Inventions”); (b) information regarding the operation of the Company, products, services, plans for research and development, marketing and business plans, budgets, accounts, financial statements, licenses, licensors, licensees, contracts, prices and costs, suppliers, and current or potential customers; (c) information regarding the skills, tasks and compensation of Company’s employees, contractors, and any other service providers of Company; and (d) the existence of any business discussions, negotiations, or agreements between Company and any third party.

1.3 Third Party Information. I understand, in addition, that the Company has received and, in the future, will receive from third parties confidential or proprietary information (“Third Party Information”) subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. During the term of my employment and thereafter, I will hold Third Party Information in the strictest confidence and will not disclose to anyone (other than Company personnel who need to know such information in connection with their work for the Company) or use, except in connection with my work for the Company, Third Party Information unless expressly authorized by an officer of the Company in writing.

1.4 No Improper Use of Information of Prior Employers and Others. During my employment by the Company I will not improperly use or disclose any confidential information or trade secrets, if any, of any former employer or any other person to whom I have an obligation of confidentiality, and I will not bring onto the premises of the Company any unpublished documents or any property belonging to any former employer or any other person to whom I have an obligation of confidentiality unless consented to in writing by that former employer or person. I will use in the performance of my duties only information which is generally known and used by persons with training and experience comparable to my own, which is common knowledge in the industry or otherwise legally in the public domain, or which is otherwise provided or developed by the Company.

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2. Assignment of Inventions.

2.1 Proprietary Rights. The term “Proprietary Rights” shall mean all trade secrets, know-how, patents, patent rights, copyrights, trademarks, service masks, logos, domain names, mask work and any and all other intellectual property rights throughout the world.

2.2 Prior Inventions. Inventions, if any, patented or unpatented, which I made prior to the commencement of my employment with the Company are excluded from the scope of this Agreement. To preclude any possible uncertainty, I have set forth on Exhibit A (Previous Inventions) attached hereto a complete list of all Inventions that I have, alone or jointly with others, conceived, developed or reduced to practice or caused to be conceived, developed or reduced to practice prior to the commencement of my employment with the Company, that I consider to be my property or the property of third parties and that I wish to have excluded from the scope of this Agreement (collectively referred to as “Prior Inventions”). If disclosure of any such Prior Invention would cause me to violate any prior confidentiality agreement, I understand that I am not to list such Prior Inventions in Exhibit A but am only to disclose a cursory name for each such invention, a listing of the party(ies) to whom it belongs and the fact that full disclosure as to such inventions has not been made for that reason. A space is provided on Exhibit A for such purpose. If no such disclosure is attached, I represent that there are no Prior Inventions. If, in the course of my employment with the Company, I incorporate a Prior Invention into a Company product, process or machine, the Company is hereby granted and shall have a nonexclusive, royalty-free, irrevocable, perpetual, worldwide license (with rights to sublicense through multiple tiers of sub-licensees) to make, have made, modify, use and sell such Prior Invention. Notwithstanding the foregoing, I agree that I will not incorporate, or permit to be incorporated, Prior Inventions in any Company Inventions without the Company’s prior written consent.

2.2.1 Prior Items of Commercial Value

Any relationships, information, or items (“Prior Items”) other than specific inventions identified in section 2.2 that I possessed prior to the commencement of my employment with the Company that are related or material to the Company’s business are excluded from the scope of this Agreement unless otherwise set forth in Exhibit B. For the avoidance of uncertainty, I have set forth in Exhibit B attached hereto and incorporated herein a complete list of all such Prior Items that I consider to be my property. I have further set forth in Exhibit B for each such Prior Item my wish to (i) retain possession of it, or (ii) license it to the Company, or (iii) grant all right, title and interest in it to the Company in consideration of my employment with the Company. I represent and warrant that I own all rights and / or have been granted permissions through licensing or otherwise for all Prior Items set forth in Exhibit B. I further warrant and represent that any grant of right, title or interest in or pursuant to Exhibit B results in no violation of prior contractual or other obligations such as fiduciary duties or otherwise. If there are no such Prior Items set forth or attached, I represent that there are no Prior Items. If, in the course of my employment with the Company, I incorporate a Prior Item into a Company product, process or machine, the Company is hereby granted and shall have a nonexclusive, royalty-free, irrevocable, perpetual, worldwide license (with rights to sublicense through multiple tiers of sub-licensees) to make, have made, modify, use and sell such Prior Item. Notwithstanding the foregoing, I agree that I will not incorporate, or permit to be incorporated, Prior Items in any Company Inventions without the Company’s prior written consent.

2.3 Assignment of Inventions. Subject to Sections 2.4, and 2.6, I hereby assign and agree to assign in the future (when any such Inventions or Proprietary Rights are first reduced to practice or first fixed in a tangible medium, as applicable) to the Company all my right, title and interest in and to any and all Inventions (and all Proprietary Rights with respect thereto) whether or not patentable or registrable under copyright or similar statutes, made or conceived or reduced to practice or learned by me, either alone or jointly with others, during the period of my employment with the Company. Inventions assigned to the Company, or to a third party as directed by the Company pursuant to this Section 2, are hereinafter referred to as “Company Inventions.” 2.3.1 Assignment of Prior Items. I hereby assign to the Company all my right, title and interest in any and all Prior Items for which I have specified my wish to grant such right, title and interest in such Prior Items to the Company in Exhibit B.

2.4 Non-assignable Inventions. This Agreement does not apply to an Invention which qualifies fully as a non-assignable Invention under applicable law.

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2.5 Obligation to Keep Company Informed. During the period of my employment and for six (6) months after termination of my employment with the Company, I will promptly disclose to the Company fully and in writing all Inventions authored, conceived or reduced to practice by me, either alone or jointly with others. In addition, I will promptly disclose to the Company all patent applications filed by me or on my behalf within a year after termination of employment. At the time of each such disclosure, I will advise the Company in writing of any Inventions that I believe fully qualify for protection under applicable law; and I will at that time provide to the Company in writing all evidence necessary to substantiate that belief. The Company will keep in confidence and will not use for any purpose or disclose to third parties without my consent any confidential information disclosed in writing to the Company pursuant to this Agreement relating to Inventions that qualify fully for protection under the applicable law. I will preserve the confidentiality of any Invention that does not fully qualify for protection under applicable law.

2.6 Government or Third Party. I also agree to assign all my right, title and interest in and to any particular Company Invention to a third party, including without limitation the United States, as directed by the Company.

2.7 Works for Hire. I acknowledge that all original works of authorship which are made by me (solely or jointly with others) within the scope of my employment and which are protectable by copyright are “works made for hire,” pursuant to United States Copyright Act (17 U.S.C., Section 101).

2.8 Enforcement of Proprietary Rights. I will assist the Company in every proper way to obtain, and from time to time enforce, United States and foreign Proprietary Rights relating to Company Inventions in any and all countries. To that end I will execute, verify and deliver such documents and perform such other acts (including appearances as a witness) as the Company may reasonably request for use in applying for, obtaining, perfecting, evidencing, sustaining and enforcing such Proprietary Rights and the assignment thereof. In addition, I will execute, verify and deliver assignments of such Proprietary Rights to the Company or its designee. My obligation to assist the Company with respect to Proprietary Rights relating to such Company Inventions in any and all countries shall continue beyond the termination of my employment, but the Company shall compensate me at a reasonable rate after my termination for the time actually spent by me at the Company’s request on such assistance.

In the event the Company is unable for any reason, after reasonable effort, to secure my signature on any document needed in connection with the actions or assignments specified in the preceding paragraph or in paragraph 2.3.1, I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact, which appointment is coupled with an interest, to act for and in my behalf to execute, verify and file any such documents and to do all other lawfully permitted acts to further the purposes of the preceding paragraph and paragraph 2.3.1 with the same legal force and effect as if executed by me. I hereby waive and quitclaim to the Company any and all claims, of any nature whatsoever, which I now or may hereafter have for infringement of any Proprietary Rights assigned hereunder to the Company.

3. Records. I agree to keep and maintain adequate and current records (in the form of notes, sketches, drawings and in any other form that may be required by the Company) of all Proprietary Information developed by me and all Inventions made by me during the period of my employment at the Company, which records shall be available to and remain the sole property of the Company at all times.

4. Additional Activities. I agree that during the period of my employment by the Company I will not, without the Company’s express written consent, engage in any employment or business activity which is competitive with, or would otherwise conflict with, my employment by the Company. I agree further that for the period of my employment by the Company and for one (l) year after the date of termination of my employment by the Company I will not, either directly or through others, solicit or attempt to solicit any employee, independent contractor or consultant of the company to terminate his or her relationship with the Company in order to become an employee, consultant or independent contractor to or for any other person or entity.

5. No Conflicting Obligation. I represent that my performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into, and I agree I will not enter into, any agreement either written or oral in conflict herewith.

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6. Non-Competition/Non-Solicitation. I agree and covenant that I will not at any time during employment with the Company and for one (1) year following termination of employment with the Company, however such termination is effected, engage in any of the following actions:

6.1 directly or indirectly work or otherwise perform services in the United States of America (whether as an officer, director, stockholder, partner, associate, employee, consultant, owner, agent, creditor, or other capacity) for any person or entity which in any way competes with the business of the Company; competition with the Company shall include, but not be limited to, any business which engages in the development, building, implementation, promotion or sales of robots for the security industry;

6.2 solicit any employees, independent contractors, or consultants of the Company to leave the Company for other employment or for any other reason;

6.3 hire or assist any other person or entity in hiring any employee, independent contractor, or consultant of the Company to engage in competition with the Company; or

6.4 solicit or attempt to take away from the Company any of the customers served by the Company at any time within two (2) years prior to termination of my employment with the Company, seek to cause any such customers to refrain from doing business with the Company, or assist any other person or entity in so doing.

7. REASONABLENESS OF RESTRICTIONS.

7.1 I agree that I have read this entire Agreement and understand it. I agree that this Agreement does not prevent me from earning a living or pursuing my career. I agree that the restrictions contained in this Agreement are reasonable, proper, and necessitated by the Company’s legitimate business interests. I represent and agree that I am entering into this Agreement freely and with knowledge of its contents with the intent to be bound by the Agreement and the restrictions contained in it.

7.2 In the event that a court finds this Agreement, or any of its restrictions, to be ambiguous, unenforceable, or invalid, I and the Company agree that the court shall read the Agreement as a whole and interpret the restriction(s) at issue to be enforceable and valid to the maximum extent allowed by law.

7.3 If the court declines to enforce this Agreement in the manner provided in subsection 7.2, I and the Company agree that this Agreement will be automatically modified to provide the Company with the maximum protection of its business interests allowed by law and I agree to be bound by this Agreement as modified.

8. Return of Company Documents. When I leave the employ of the Company, I will deliver to the Company any and all drawings, notes, memoranda, specifications, devices, formulas, and documents, together with all copies thereof, and any other material containing or disclosing any Company Inventions, Third Party Information or Proprietary Information of the Company. I further agree that any property situated on the Company’s premises and owned by the Company, including disks and other storage media, filing cabinets or other work areas, is subject to inspection by Company personnel at any time with or without notice. Prior to leaving, I will cooperate with the Company in completing and signing the Company’s termination statement.

9. Legal and Equitable Remedies. Because my services are personal and unique and because I may have access to and become acquainted with the Proprietary Information of the Company, the Company shall have the right to enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief, without bond and without prejudice to any other rights and remedies that the Company may have for a breach of this Agreement.

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10. Notices. All notices required or permitted hereunder shall be in writing and shall be effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, and if not during normal business hours of the recipient, then on the next business day, (iii) five (5) calendar days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the other party hereto at such party’s address hereinafter set forth on the signature page hereof, or at such other address as such party may designate by ten (10) days advance written notice to the other party hereto.

11. Notification of New Employer. In the event that I leave the employ of the Company, I hereby consent to the notification of my new employer of my rights and obligations under this Agreement.

12. General Provisions.

12.1 Governing Law; Consent to Personal Jurisdiction. This Agreement will be governed by and construed according to the laws of the State of Colorado, as such laws are applied to agreements entered into and to be performed entirely within Colorado.

12.2 Severability. In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. If moreover, any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.

12.3 Successors and Assigns. This Agreement will be binding upon my heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors, and its assigns.

12.4 Survival. The provisions of this Agreement shall survive the termination of my employment and the assignment of this Agreement by the Company to any successor in interest or other assignee.

12.5 Employment. I agree and understand that nothing in this Agreement shall confer any right with respect to continuation of employment by the Company, nor shall it interfere in any way with my right or the Company’s right to terminate my employment at any time, with or without cause.

12.6 Waiver. No waiver by the Company of any breach of this Agreement shall be a waiver of any preceding or succeeding breach. No waiver by the Company of any right under this Agreement shall be construed as a waiver of any other right. The Company shall not be required to give notice to enforce strict adherence to all terms of this Agreement.

12.7 “I ACKNOWLEDGE THAT, IN EXECUTING THIS AGREEMENT, I HAVE HAD THE OPPORTUNITY TO SEEK THE ADVICE OF INDEPENDENT LEGAL COUNSEL, AND I HAVE READ AND UNDERSTOOD ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT. THIS AGREEMENT SHALL NOT BE CONSTRUED AGAINST ANY PARTY BY REASON OF THE DRAFTING OR PREPARATION HEREOF.”

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12.8 Entire Agreement. The obligations pursuant to Sections 1 and 2 of this Agreement shall apply to any time during which I was previously employed, or am in the future employed, by the Company as a consultant if no other agreement governs nondisclosure and assignment of inventions during such period. This Agreement is the final, complete and exclusive agreement of the parties with respect to the subject matter hereof except for any employment contract signed by me and the Company containing provisions restricting the use of confidential information. Except for the foregoing, this Agreement supersedes and merges all prior discussions between us with respect to the subject matter hereto, including, but not limited to, any prior agreement between the Company and me with respect to the assignment of proprietary information to the Company. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing and signed by the party to be charged. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement.

This Agreement shall be effective as of the first day of my employment with the Company, namely.

I have read this Agreement carefully and understand its terms. I have completely filled out Exhibit A to this Agreement.

____________________________________________________________

May __, 2019

Accepted and Agreed To:

Transbiotec, inc.

By:______________________________________

      Charles Bennington, Chairman

May __, 2019

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